                                                                     Exhibit 4.1

                            Steel Heddle Group, Inc.
                                   as Issuer



                                  $29,250,000

                       13.750% Senior Discount Debentures
                                due June 1, 2009

                                 -------------


                                   INDENTURE

                            Dated as of May 26, 1998


                                 -------------


                    United States Trust Company of New York

                                    Trustee

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE 1
      DEFINITIONS AND INCORPORATION
      BY REFERENCE ..........................................................   1
         1.01    Definitions ................................................   1
         1.02    Other Definitions ..........................................  15
         1.03    Incorporation by Reference of Trust Indenture Act ..........  15
         1.04    Rules of Construction ......................................  16

ARTICLE 2
      THE DEBENTURES ........................................................  16
         2.01    Form and Dating ............................................  16
         2.02    Execution and Authentication ...............................  17
         2.03    Registrar and Paying Agent .................................  17
         2.04    Paying Agent to Hold Money in Trust ........................  18
         2.05    Holder Lists ...............................................  18
         2.06    Transfer and Exchange ......................................  18
         2.07    Replacement Debentures .....................................  24
         2.08    Outstanding Debentures .....................................  24
         2.09    Treasury Debentures ........................................  25
         2.10    Temporary Debentures .......................................  25
         2.11    Cancellation ...............................................  25
         2.12    Defaulted Interest .........................................  26

ARTICLE 3
      REDEMPTION AND PREPAYMENT .............................................  26
         3.01    Notices to Trustee .........................................  26
         3.02    Selection of Debentures to Be Redeemed .....................  26
         3.03    Notice of Redemption .......................................  27
         3.04    Effect of Notice of Redemption .............................  27
         3.05    Deposit of Redemption Price ................................  28
         3.06    Debentures Redeemed in Part ................................  28
         3.07    Optional Redemption ........................................  28
         3.08    No Mandatory Redemption ....................................  29

ARTICLE 4
      COVENANTS .............................................................  29
         4.01    Payment of Debentures ......................................  29
         4.02    Maintenance of Office or Agency ............................  30
         4.03    Reports ....................................................  30
         4.04    Compliance Certificate .....................................  31
         4.05    Taxes ......................................................  31
         4.06    Stay, Extension and Usury Laws .............................  31
         4.07    Change of Control ..........................................  32
         4.08    Asset Sales ................................................  33
         4.09    Restricted Payments ........................................  36
         4.10    Incurrence of Indebtedness and Issuance of Preferred Stock .  38
         4.11    Liens ......................................................  41
         4.12    Dividend and Other Payment Restrictions Affecting
                 Subsidiaries ...............................................  41
         4.13    transactions with affiliates ...............................  42
         4.14    Line of business ...........................................  43

         4.15    Corporate Existence ........................................  43
         4.16    Status as an investment company ............................  43

ARTICLE 5
      SUCCESSORS ............................................................  43
         5.01    Merger, Consolidation, or Sale of Assets ...................  43
         5.02    Successor Corporation Substituted ..........................  44

ARTICLE 6
      DEFAULTS AND REMEDIES .................................................  44
         6.01    Events of Default ..........................................  44
         6.02    Acceleration ...............................................  46
         6.03    Other Remedies .............................................  46
         6.04    Waiver of Past Defaults ....................................  47
         6.05    Control by Majority ........................................  47
         6.06    Limitation on Suits ........................................  47
         6.07    Rights of Holders of Debentures to Receive Payment .........  48
         6.08    Collection Suit by Trustee .................................  48
         6.09    Trustee May File Proofs of Claim ...........................  48
         6.10    Priorities .................................................  49
         6.11    Undertaking for Costs ......................................  49
         6.12    Restoration of Rights and Remedies .........................  49

ARTICLE 7
      TRUSTEE ...............................................................  50
         7.01    Duties of Trustee ..........................................  50
         7.02    Rights of Trustee ..........................................  51
         7.03    Individual Rights of Trustee ...............................  52
         7.04    Trustee's Disclaimer .......................................  52
         7.05    Notice of Defaults .........................................  52
         7.06    Reports by Trustee to Holders of the Debentures ............  52
         7.07    Compensation and Indemnity .................................  53
         7.08    Replacement of Trustee .....................................  53
         7.09    Successor Trustee by Merger, etc. ..........................  55
         7.10    Eligibility; Disqualification ..............................  55
         7.11    Preferential Collection of Claims Against Company ..........  55

ARTICLE 8
      LEGAL DEFEASANCE AND COVENANT DEFEASANCE ..............................  55
         8.01    Option to Effect Legal Defeasance or Covenant Defeasance ...  55
         8.02    Legal Defeasance and Discharge .............................  55
         8.03    Covenant Defeasance ........................................  56
         8.04    Conditions to Legal or Covenant Defeasance .................  56
         8.05    Deposited Money and Government Securities to be Held in
                 Trust; Other Miscellaneous Provisions ......................  58
         8.06    Repayment to Company .......................................  58
         8.07    Reinstatement ..............................................  59

ARTICLE 9
      AMENDMENT, SUPPLEMENT AND WAIVER ......................................  59
         9.01    Without Consent of Holders of Debentures ...................  59
         9.02    With Consent of Holders of Notes ...........................  60
         9.03    Compliance with Trust Indenture Act ........................  61

         9.04    Revocation and Effect of Consents ..........................  61
         9.05    Notation on or Exchange of Debentures ......................  61
         9.06    Trustee to Sign Amendments, etc. ...........................  62

ARTICLE 10
      MISCELLANEOUS .........................................................  62
         10.01   Trust Indenture Act Controls ................................ 62
         10.02   Notices ..................................................... 62
         10.03   Communication by Holders of Debentures with Other
                 Holders of Debentures ....................................... 63
         10.04   Certificate and Opinion as to Conditions Precedent .......... 63
         10.05   Statements Required in Certificate or Opinion ............... 64
         10.06   Rules by Trustee and Agents ................................. 64
         10.07   No Personal Liability of Directors, Officers,
                 Employees and Stockholders .................................. 64
         10.08   Governing Law ............................................... 64
         10.09   No Adverse Interpretation of Other Agreements ............... 65
         10.10   Successors .................................................. 65
         10.11   Severability ................................................ 65
         10.12   Counterpart Originals ....................................... 65
         10.13   Table of Contents, Headings, etc. ........................... 65

                                    EXHIBITS

         Exhibit A        FORM OF NOTE                                         A-1
         Exhibit B        CERTIFICATE OF TRANSFEROR                            C-1

                             CROSS-REFERENCE TABLE*

                 Trust Indenture
                   Act Section                                 Indenture Section
                 --------------                                -----------------
                   310(a)(1)
                   7.10
                      (a)(2)                                                7.10
                      (a)(3)                                                N.A.
                      (a)(4)                                                N.A.
                      (b)                                                   7.08; 7.10; 10.02
                      (c)                                                   N.A.
                   311(a)                                                   7.11
                      (b)                                                   7.11
                      (c)                                                   N.A.
                   312(a)                                                   2.05
                      (b)                                                   10.03
                      (c)                                                   10.03
                   313(a)                                                   7.06
                      (b)(1)                                                N.A.
                      (b)(2)                                                7.06
                      (c)                                                   7.06; 10.02
                      (d)                                                   7.06
                   314(a)                                                   4.09; 10.02
                      (b)                                                   N.A.
                      (c)(1)                                                10.04
                      (c)(2)                                                7.02; 10.04
                      (c)(3)                                                N.A.
                      (d)                                                   N.A.
                      (e)                                                   10.05
                      (f)                                                   N.A.
                   315(a)                                                   7.01(2)
                      (b)                                                   7.05; 10.02
                      (c)                                                   7.01(1)
                      (d)                                                   7.01(3)
                      (e)                                                   6.11
                   316(a)(last sentence)
                   2.09
                      (a)(1)(A)
                   6.05
                      (a)(1)(B)                                             6.04
                      (a)(2)                                                N.A.
                      (b)                                                   6.07
                   317(a)(1)                                                6.08
                      (a)(2)                                                6.09
                      (b)                                                   2.04
                   318(a)                                                   10.01

---------------------

N.A. means not applicable.
*This Cross-Reference Table is not part of the Indenture.

                 INDENTURE dated as of May 26, 1998, among Steel Heddle Group, Inc., a Delaware corporation ("SH Group") and United States Trust Company of New York, as trustee (the "Trustee").

                 Each party agrees as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 13.750% Series A Senior Discount Debentures due 2009 (the "Series A Debentures") and the 13.750% Series B Senior Discount Debentures due 2009 (the "Series B Debentures" and, together with the Series A Debentures, the "Debentures"):

                                   ARTICLE 1
                         DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

SECTION 1.01     DEFINITIONS

                 "Accreted Value" means, as of any date of determination, the sum (rounded to the nearest whole dollar) of (a) the initial offering price of each $1,000 in principal amount at maturity of Debentures and (b) the portion of the excess of the principal amount of Debentures over such initial offering price which shall have been accreted thereon through such date, such amount to be so accreted on a daily basis at the rate of 13.750% per annum compounded semi-annually on each June 1 and December 1 from the date of issuance of the Debentures through the date of determination. On or after June 1, 2003, the Accreted Value of each Debenture shall be equal to its principal amount at maturity.

                 "Acquired Indebtedness" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

                 "Acquisition Transactions" means, the series of transactions whereby pursuant to a Stock Purchase Agreement dated May 1, 1998 AIP will purchase (the "Stock Purchase") from Butler Capital Corporation and certain other persons all of the issued and outstanding shares of capital stock of SH Holdings Corp., a Pennsylvania corporation ("Old Holdings"). Pursuant to the Stock Purchase and certain related transactions that will be consummated substantially simultaneously, (i) AIP and certain management investors will purchase common equity of SH Group, (ii) Steel Heddle Mfg. Co. will issue and sell the Senior Subordinated Notes, together with the guarantee thereof of the Guarantors, (iii) Steel Heddle Mfg. Co. will enter into a Credit Agreement with the lenders and administrative and collateral agents named therein pursuant to which it will borrow $30,000,000 in term loans and approximately $3,600,000 in revolving loans, (iv) Steel Heddle Mfg. Co. will advance $63,000,000 to SH Group in the form of an intercompany note, and (v) SH Group will purchase the issued and outstanding capital stock of Old Holdings. Immediately upon the consummation of the Stock Purchase, (a) SH Intermediate Corp., a Delaware corporation and wholly owned subsidiary of Old Holdings will merge with and into its wholly owned subsidiary, Steel Heddle Mfg. Co., with Steel Heddle Mfg. Co. being the surviving corporation, (b) Old Holdings will merge with and into

Steel Heddle Mfg. Co., with Steel Heddle Mfg. Co. being the surviving corporation, and (c) SH-AIP Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of SH Group will merge with and into Steel Heddle Mfg. Co., with Steel Heddle Mfg. Co. being the surviving corporation.

                 "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control. Notwithstanding the foregoing, the limited partners in AIP shall not be deemed to be Affiliates of AIP solely by reason of their investment in such funds.

                 "Agent" means any Registrar, Paying Agent or co-registrar.

                 "AIP" means, collectively, American Industrial Partners Capital Fund, L.P., a Delaware limited partnership, and American Industrial Partners Capital Fund II, L.P., a Delaware limited partnership.

                 "Asset Sale" means (i) the sale, lease, conveyance or other disposition that does not constitute a Restricted Payment or an Investment by such person of any of its non-cash assets (including, without limitation, by way of a sale and leaseback and including the issuance, sale or other transfer of any of the capital stock of any Subsidiary of such person but excluding Cash Equivalents liquidated in the ordinary course of business) other than to SH Group or to any of its Wholly Owned Subsidiaries (including the receipt of proceeds of insurance paid on account of the loss of or damage to any asset and awards of compensation for any asset taken by condemnation, eminent domain or similar proceeding, and including the receipt of proceeds of business interruption insurance); and (ii) the issuance of Equity Interests in any Subsidiaries or the sale of any Equity Interests in any Subsidiaries, in each case, in one or a series of related transactions, provided, that notwithstanding the foregoing, the term "Asset Sale" shall not include: (a) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of SH Group, as permitted pursuant to Section
5.01 hereof, (b) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business consistent with past practice, (c) the sale or disposal of damaged, worn out or other obsolete personal property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the business of SH Group or such Subsidiary, as applicable; (d) a transfer of assets by SH Group to a Wholly Owned Subsidiary or by a Wholly Owned Subsidiary to SH Group or to another Wholly Owned Subsidiary, (e) an issuance of Equity Interests by a Wholly Owned Subsidiary to SH Group or to another Wholly Owned Subsidiary, (f) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind, (g) the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property, or
(h) Permitted Investments.

                 "Board of Directors" means the Board of Directors of SH Group, or any authorized committee of the Board of Directors.

                 "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are authorized or obligated by law or executive order to close.

                 "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capital Lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

                 "Capital Contribution" means any contribution to the equity of SH Group for which no consideration is given other than common stock with no redemption rights and no special privileges, preferences, or special voting rights.

                 "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                 "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities not more than twelve months from the date of acquisition, (b) U.S. dollar denominated (or foreign currency fully hedged) time deposits, certificates of deposit, Eurodollar time deposits or Eurodollar certificates of deposit of (i) any domestic commercial bank of recognized standing having capital and surplus in excess of $100,000,000 or (ii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Lender"), in each case with maturities of not more than twelve months from the date of acquisition,
(c) commercial paper and variable or fixed rate notes issued by any Approved Lender (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-2 (or the equivalent thereof) or better by S&P or P- 2 (or the equivalent thereof) or better by Moody's and maturing within twelve months of the date of acquisition, (d) repurchase agreements with a bank or trust company or recognized securities dealer having capital and surplus in excess of $100,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which SH Group shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of repurchase obligations, and (e) interests in money market mutual funds which invest solely in assets or securities of the type described in subparagraphs (a), (b), (c) or (d) hereof.

                 "Change of Control" means such time as (i) prior to the initial public offering by SH Group of any shares of its common stock (other than a public offering pursuant to a registration statement on Form S-8), AIP and its Affiliates (collectively, the "Initial Investors") cease to be, directly or indirectly, the beneficial owners, in the aggregate of at least 51% of the voting power of the voting common stock of SH Group or (ii) after the initial public offering by SH Group of any shares of its common stock (other than a public offering pursuant to a registration statement on Form S-8), (A) any Schedule 13D, Form 13F or Schedule 13G under the Exchange Act, or any amendment to such Schedule or Form, is received by SH Group which indicates that, or SH Group otherwise becomes aware that, a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) has become, directly or indirectly, the "beneficial owner", by way of merger, consolidation or otherwise, of 35% or more of the voting power of the voting capital stock of SH Group and (B) any such person or group has become, directly or indirectly, the beneficial owner of a greater percentage of the voting capital stock of SH Group than is beneficially owned by the Initial Investors, or (iii) the sale, lease or transfer of all or substantially all of the assets of SH Group to any person or group (other than the Initial Investors or their Related Parties (as defined below)), or (iv) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Board of Directors of SH Group (together with any Continuing Directors) cease for any reason to constitute a majority of the directors of SH Group then in office. "Related Party" with respect to any Initial Investor means (A) any controlling stockholder, 80% (or more) owned Subsidiary, or spouse, or immediate family member (in the case of any individual) of such Initial Investor or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or persons beneficially holding an 80% or more controlling interest of which consist of such Initial Investor and/or such other persons referred to in the immediately preceding clause (A).

                 "Consolidated EBITDA" means, with respect to SH Group and its Subsidiaries for any period, the sum of, without duplication, (i) the Consolidated Net Income for such period, plus (ii) the Fixed Charges for such period, plus (iii) provision for taxes based on income or profits for such period (to the extent such income or profits were included in computing Consolidated Net Income for such period), plus (iv) consolidated depreciation, amortization and other non-cash charges of SH Group and its Subsidiaries required to be reflected as expenses on the books and records of SH Group, minus (v) cash payments with respect to any non-recurring, non-cash charges previously added back pursuant to clause (iv), and (vi) excluding the impact of foreign currency translations. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated EBITDA only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be paid as a dividend to SH Group by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

                 "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Subsidiary thereof, (ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that

Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded, (v) the Net Income of, or any dividends or other distributions from, any Unrestricted Subsidiary, to the extent otherwise included, shall be excluded, whether or not distributed to SH Group or one of its Subsidiaries, and (vi) all other extraordinary gains and extraordinary losses shall be excluded.

                 "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of SH Group who (i) was a member of such Board of Directors on the Issue Date, (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election or (iii) was appointed by AIP pursuant to the Shareholders Agreements.

                 "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 10.02 hereof or such other address as to which the Trustee may give notice to SH Group.

                 "Credit Agreement" means that certain Credit Agreement, dated as of the date of this Indenture, by and among Steel Heddle Mfg. Co. and NationsBank, N.A., as administrative agent and the lenders parties thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced, extended, restated or refinanced from time to time, including any agreement restructuring or adding SH Group or any of its Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders; provided that the total amount of Indebtedness is not thereby increased beyond the amount that may then be incurred at such time pursuant to the covenant described in Section 4.10.

                 "Debenture Custodian" means the Trustee when serving as custodian for the Depositary with respect to the Debentures in global form, or any successor entity thereto.

                 "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

                 "Definitive Debentures" means Debentures that are in the form of the Debentures attached hereto as Exhibit A, that do not include the information called for by footnotes 1 and 2 thereof.

                 "Depository" means, with respect to the Debentures issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depository with respect to the Debentures, until a successor shall have been appointed and become such Depository pursuant to the applicable provision of this Indenture, and, thereafter, "Depository" shall mean or include such successor.

                 "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date on which the Debentures mature.

                 "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

                 "Equity Offering" means an underwritten public offering of Equity Interests of SH Group, other than Disqualified Stock, pursuant to a registration statement filed with the SEC in accordance with the Securities Act.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                 "Exchange Offer" means the offer that may be made by SH Group pursuant to the Registration Rights Agreement to exchange the Series B Debentures for the Series A Debentures.

                 "Existing Indebtedness" means the Indebtedness of SH Group and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of this Indenture, until such amounts are repaid.

                 "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, amortization of deferred financing fees, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), (ii) the consolidated interest expense of such Person and its Subsidiaries that was capitalized during such period, (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries (whether or not such Guarantee or Lien is called upon) and
(iv) the product of (a) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Subsidiary) on any series of preferred stock of such Person payable to a party other than SH Group or a Wholly Owned Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, on a consolidated basis and in accordance with GAAP.

                 "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of the Consolidated EBITDA of such Person and its Subsidiaries for such period to the Fixed Charges of such Person and its Subsidiaries for such period. In the event that SH Group or any of its Subsidiaries incurs, assumes, retires, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues preferred stock subsequent to the commencement of the four-quarter reference period for which the Fixed Charge Coverage Ratio is being calculated but on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, retirement, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. For purposes of making the computation referred to above, (i) acquisitions that have been made by SH Group or any of its Subsidiaries, including through mergers or consolidations and including any related financing and refinancing transactions, during the four-quarter reference period subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period, and (ii) the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of on or prior to the Calculation Date, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of on or prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Subsidiaries following the Calculation Date.

                 "Foreign Subsidiary" means any Wholly Owned Subsidiary organized and incorporated in a jurisdiction outside of the United States.

                 "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

                 "Global Note" means a Note that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 2 to the form of the Debenture attached hereto as Exhibit A.

                 "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

                 "Guarantee" means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person
(i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of agreements to keep well, to purchase assets, goods, letters of credit, reimbursement agreements, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has corresponding meaning.

                 "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) currency exchange or interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

                 "Holder" means a Person in whose name a Debenture is registered on the Registrar's books.

                 "Indebtedness" means, with respect to any Person, any (i) indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable incurred in the ordinary course of business, but only (other than with respect to, letters of credit and Hedging Obligations) if and to the extent any of the foregoing indebtedness would appear as a liability upon a consolidated balance sheet of such Person prepared in accordance with GAAP,
(ii) all Obligations of such Person with respect to any conditional sale or title retention agreement, (iii) the amount of all Obligations of such Person with respect to redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any preferred stock,
(iv) all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, (v) to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person.

                 "Indenture" means this Indenture, as amended or supplemented from time to time.

                 "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations, but excluding guarantees of Indebtedness of SH Group or any Wholly Owned Subsidiary to the extent such guarantee is permitted in Section 4.10), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), transfers of assets outside the ordinary course of business other than Asset Sales, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified, as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity Interests or other securities by SH Group for consideration consisting of common equity securities of SH Group shall not be deemed to be an Investment.

                 "Issue Date" means the date of first issuance of the Debentures under this Indenture.

                 "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

                 "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

                 "Liquidated Damages" means, the amounts payable by SH Group, if any, pursuant to Section 5 of the Registration Rights Agreement.

                 "Net Cash Proceeds" means the aggregate amount of cash or Cash Equivalents received by SH Group in the case of a sale or equity contribution in respect of Qualified Capital Stock plus, in the case of an issuance of Qualified Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of SH Group that were issued for cash after the Issue Date, the amount of cash originally received by SH Group upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less, the sum of all payments, fees, commissions, and customary and reasonable expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such sale or equity contribution in respect of Qualified Capital Stock.

                 "Net Income" means, with respect to any Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

                 "Net Proceeds" means the aggregate cash and Cash Equivalents received by SH Group or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any noncash consideration received in any Asset Sale) and, with respect to Section 4.09 hereof, by SH Group or any Subsidiary in respect of the sale of an Unrestricted Subsidiary and the sale, liquidation or repayment for cash of a Restricted Investment, in each case, net of the direct costs relating thereto (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax-sharing arrangements), and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

                 "Non-Recourse Debt" means Indebtedness (i) as to which neither SH Group nor any Subsidiary of SH Group (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), or (b) is directly or indirectly liable (as a guarantor or otherwise), and (ii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of SH Group or any Subsidiary of SH Group, including the stock of any Unrestricted Subsidiary.

                 "Note Custodian" means the Trustee, as custodian with respect to the Global Notes representing the Senior Subordinated Notes, or any successor entity thereto.

                 "Note Indenture" means the Indenture governing the Senior Subordinated Notes.

                 "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                 "Offering" means the Offering of the Debentures by SH Group.

                 "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

                 "Officers' Certificate" means a certificate signed on behalf of SH Group by two Officers of SH Group, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of SH Group, that meets the requirements of
Section 10.05 hereof.

                 "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 10.05 hereof. The counsel may be an employee of or counsel to SH Group, any Subsidiary of SH Group or the Trustee.

                 "Permitted Investments" means (a) any Investments in any of the Senior Subordinated Notes, (b) any investments in SH Group or in a Wholly Owned Subsidiary of SH Group and that is engaged in one or more Related Businesses, (c) any Investments in Cash Equivalents; (d) Investments by SH Group or any Subsidiary of SH Group in a Person if as a result of such Investment (i) such Person becomes a Wholly Owned Subsidiary of SH Group that is engaged in one or more Related Businesses or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, SH Group or a Wholly Owned Subsidiary of SH Group and that is engaged in one or more Related Businesses;
(e) Investments made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.08;
(f) Investments outstanding as of the date of this Indenture; (g) Investments in the form of promissory notes of members of SH Group's management in consideration of the purchase by such members of Equity Interests (other than Disqualified Stock) in SH Group; (h) Investments which constitute Existing Indebtedness of SH Group or any of its Subsidiaries; (i) accounts receivable, endorsements for collection or deposits arising in the ordinary course of business; and (j) other Investments in any Person or persons that do not in the aggregate exceed $10,000,000 at any time outstanding; provided, however, that to the extent there would be, and to avoid, any duplication in determining the amounts of investments outstanding under this clause (j), any amounts which were credited under clause (c) of Section 4.09 hereof shall reduce the amounts outstanding under this clause (j).

                 "Permitted Liens" means (i) Liens securing Indebtedness outstanding under the Credit Agreement in an aggregate principal amount at any time outstanding not to exceed amounts permitted under Section 4.10 hereof;
(ii) Liens in favor of SH Group or a Subsidiary of SH Group; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with SH Group or any Subsidiary of SH Group including Liens securing any Permitted Refinancing Indebtedness with respect thereto; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with SH Group; (iv) Liens on property existing at the time of acquisition thereof by SH Group or any Subsidiary of SH Group, provided that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens existing on the date of this Indenture; (vii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (viii) Liens incurred in the ordinary course of business of SH Group or any Subsidiary of SH Group with respect to obligations that do not exceed in the aggregate $5,000,000 at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by SH Group or such Subsidiary; (ix) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (x) easements, rights-of- way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of SH Group or any of its Subsidiaries; (xi) Purchase Money Liens (including extensions and renewals thereof); (xii) Liens securing reimbursement obligations with respect to letters of credit which encumber only documents and other property relating to such letters of credit and the products and proceeds thereof; (xiii) judgment and attachment Liens not giving rise to an Event of Default; (xiv) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements; (xv) Liens arising out of consignment or similar arrangements for the sale of goods; (xvi) any interest or title of a lessor in property subject to any capital lease obligation or operating lease; (xvii) Liens on assets of Subsidiaries with respect to Acquired Indebtedness (including Permitted Refinancing Indebtedness with respect thereto); provided, such Liens are only on assets or property acquired with such Acquired Indebtedness and that such Liens were not created in contemplation of or in connection with such Acquisition; and (xviii) Liens granted by a Foreign Subsidiary to secure Indebtedness of such Foreign Subsidiary.

                 "Permitted Refinancing Indebtedness" means any Indebtedness of SH Group or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of SH Group or any of its Subsidiaries; provided that: (a) the principal amount of such Permitted Refinancing Indebtedness does not exceed (after deduction of reasonable and customary fees and expenses incurred in connection with such refinancing and the amount of any premium or prepayment penalty paid in connection with such refinancing transaction to the extent in accordance with the terms of the document governing such Indebtedness (except for any modification to any such document made in connection with or in contemplation of such refinancing) the lesser of (i) the principal amount of the Indebtedness so extended refinanced, renewed, replaced, defeased or refunded; and (ii) if such Indebtedness being refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such refinancing, plus, in each case accrued interest on such Indebtedness being refinanced; (b) such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (c) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Debentures, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Debentures on terms at least as favorable to the Holders of Debentures as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (d) such Indebtedness is incurred either by SH Group or by the Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

                 "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

                 "Purchase Money Lien" means a Lien granted on an asset or property to secure a Purchase Money Obligation permitted to be incurred under this Indenture and incurred solely to finance the acquisition, including, in the case of a Capital Lease, the lease, of such asset or property; provided, however, that such Lien encumbers only such asset or property and is granted within 180 days of such acquisition.

                 "Purchase Money Obligations" of any person means any obligations of such person to any seller or any other person incurred or assumed to finance solely the acquisition, including, in the case of a Capital Lease, the lease, of real or personal property to be used in the business of such person or any of its Subsidiaries in an amount that is not more than 100% of the cost of such property, and incurred within 180 days after the date of such acquisition (excluding accounts payable to trade creditors incurred in the ordinary course of business).

                 "Qualified Capital Stock" means any Capital Stock of SH Group that is not Disqualified Stock.

                 "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date of this Indenture, by and among SH Group and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

                 "Regulation S" means Regulation S promulgated under the Securities Act.

                 "Related Business" means the business conducted (or proposed to be conducted) by SH Group and its Subsidiaries as of the Issue Date and any and all businesses that in the good faith judgment of the Board of Directors of SH Group are materially related businesses, including reasonable extensions or expansions thereof.

                 "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                 "Restricted Investment" means an Investment other than a Permitted Investment.

                 "Rule 144A" means Rule 144A promulgated under the Securities
Act.

                 "SEC" means the United States Securities and Exchange
Commission.

                 "Securities Act" means the Securities Act of 1933, as amended.

                 "Senior Bank Debt" means all Obligations in respect of the Indebtedness (including, without limitation, interest accruing after filing of a petition in bankruptcy, whether or not such interest is an allowable claim in such proceeding) outstanding under the Credit Agreement.

                 "Senior Revolving Debt" means revolving credit borrowings and letters of credit under the Credit Agreement and/or any successor facility or facilities.

                 "Senior Subordinated Notes" means the 10.625% Senior Subordinated Notes due 2008 of Steel Heddle Mfg. Co.

                 "Shareholders Agreement" means the shareholders agreement by and between SH Group and certain of its shareholders.

                 "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Exchange Act, as such Regulation is in effect on the date hereof.

                 "Stated Maturity" when used with respect to any Debenture, means June 1, 2009.

                 "Steel Heddle Mfg. Co." means Steel Heddle Mfg. Co., a Pennsylvania corporation.

                 "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof). Unrestricted Subsidiaries shall not be included in the definition of Subsidiary for any purposes of this Indenture (except, as the context may otherwise require, for purposes of the definition of "Unrestricted Subsidiary").

                 "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

                 "Transfer Restricted Notes" means Debentures that bear or are required to bear the legend set forth in Section 2.06 hereof.

                 "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

                 "Unrestricted Subsidiary" means (i) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with SH Group or any Subsidiary of SH Group unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to SH Group or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of SH Group; (c) is a Person with respect to which neither SH Group nor any of its Subsidiaries has any direct or indirect obligation to subscribe for additional Equity Interests or maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and
(d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of SH Group or any of its Subsidiaries and (ii) any Subsidiary of any Unrestricted Subsidiary. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section 4.09 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Subsidiary of SH Group as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.10 hereof, SH Group shall be in default of such covenant). The Board of Directors of SH Group may at any time designate any Unrestricted Subsidiary to be a Subsidiary; provided, that such designation shall be deemed to be an incurrence of Indebtedness by a Subsidiary of SH Group of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Section
4.10 hereof, and (ii) no Default or Event of Default would be in existence following such designation.

                 "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each of the remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twentieth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

                 "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person. Unrestricted Subsidiaries shall not be included in the definition of Wholly Owned Subsidiary for any purposes of this Indenture (except, as the context may otherwise require, for purposes of the definition of "Unrestricted Subsidiary.")

SECTION 1.02     OTHER DEFINITIONS

                                                                                     Defined in
                               Term                                                  Section
                               ----                                                  -------

                               "Acceleration Notice"                                 6.02
                               "Affiliate Transaction"                               4.14
                               "Asset Sale Offer"                                    4.08
                               "Bankruptcy Law"                                      6.01
                               "Change of Control Offer"                             4.07
                               "Change of Control Payment"                           4.07
                               "Change of Control Payment Date"                      4.07
                               "Covenant Defeasance"                                 8.03
                               "DTC"                                                 2.03
                               "Event of Default"                                    6.01
                               "Excess Proceeds"                                     4.08
                               "incur"                                               4.10
                               "Legal Defeasance"                                    8.02
                               "Offer Amount"                                        4.08
                               "Offer Period"                                        4.08
                               "Paying Agent"                                        2.03
                               "Purchase Date"                                       4.08
                               "Registrar"                                           2.03
                               "Restricted Payments"                                 4.09

SECTION 1.03     INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT

                 Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                 The following TIA terms used in this Indenture have the following meanings:

                 "indenture securities" means the Debentures;

                 "indenture security Holder" means a Holder of a Debenture;

                 "indenture to be qualified" means this Indenture;

                 "indenture trustee" or "institutional trustee" means the Trustee;

                 "obligor" on the Debentures means SH Group, and any successor obligor upon the Debentures.

                 All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by the SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04     RULES OF CONSTRUCTION

                 Unless the context otherwise requires:

                 (1)      a term has the meaning assigned to it;

                 (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                 (3)      "or" is not exclusive;

                 (4) words in the singular include the plural, and in the plural include the singular;

                 (5) provisions apply to successive events and transactions; and

                 (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.


                                   ARTICLE 2
                                 THE DEBENTURES

SECTION 2.01     FORM AND DATING

                 The Debentures and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Debentures may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Debenture shall be dated the date of its authentication. The Debentures shall be in denominations of $1,000 and integral multiples thereof.

                 The terms and provisions contained in the Debentures shall constitute, and are hereby expressly made, a part of this Indenture and SH Group and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. In the event of a conflict, the terms of this Indenture shall control.

                 Global Notes shall be substantially in the form of Exhibit A attached hereto (including the text referred to in footnotes 1 and 2 thereto). Debentures issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without including the text referred to in footnotes 1 and 2 thereto). Each Global Note shall represent such of the outstanding Debentures as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Debentures from time to time endorsed thereon and that the aggregate amount of outstanding Debentures represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Debentures represented thereby shall be made by the Trustee or the Debenture Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

SECTION 2.02     EXECUTION AND AUTHENTICATION

                 Two Officers shall sign the Debentures for SH Group by manual or facsimile signature. SH Group's seal shall be reproduced on the Debentures and may be in facsimile form.

                 If an Officer whose signature is on a Debenture no longer holds that office at the time a Debenture is authenticated, the Debenture shall nevertheless be valid.

                 A Debenture shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Debenture has been authenticated under this Indenture.

                 The Trustee or an authenticating agent shall, upon a written order of SH Group signed by two Officers, authenticate Debentures for original issue up to the aggregate principal amount at maturity of Debentures stated in paragraph 4 of the Debentures. The aggregate principal amount at maturity of Debentures outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

                 The Trustee may appoint an authenticating agent reasonably acceptable to SH Group to authenticate Debentures. An authenticating agent may authenticate Debentures whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with SH Group or an Affiliate of SH Group.

SECTION 2.03     REGISTRAR AND PAYING AGENT

                 SH Group shall maintain an office or agency where Debentures may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Debentures may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Debentures and of their transfer and exchange. SH Group may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying

Agent" includes any additional paying agent. SH Group may change any Paying Agent or Registrar without notice to any Holder. SH Group shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If SH Group fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. SH Group or any of its Subsidiaries may act as Paying Agent or Registrar.

                 SH Group initially appoints The Depository Trust Company ("DTC") to act as Depository with respect to the Global Notes.

                 SH Group initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Debenture Custodian with respect to the Global Notes.

SECTION 2.04     PAYING AGENT TO HOLD MONEY IN TRUST

                 SH Group shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Debentures, and the Company and the Paying Agent will notify the Trustee of any default by SH Group in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. SH Group at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any default in the payment of principal of, premium, if any, or accrued interest or Liquidated Damages, if any, on the Debentures pursuant to Section 6.01(1) and 6.01(2) hereof, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for all funds disbursed. Upon payment over to the Trustee, the Paying Agent (if other than SH Group or a Subsidiary) shall have no further liability for the money. If SH Group or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to SH Group, the Trustee shall serve as Paying Agent for the Debentures.

SECTION 2.05     HOLDER LISTS

                 The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a).
If the Trustee is not the Registrar, SH Group shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Debentures and SH Group shall otherwise comply with TIA Section 312(a).

SECTION 2.06     TRANSFER AND EXCHANGE

                 (a)       Transfer and Exchange of Definitive Debentures.
When Definitive Debentures are presented by a Holder to the Registrar with a request: (x) to register the transfer of the Definitive Debentures; or (y) to exchange such Definitive Debentures for an equal principal amount of Definitive Debentures of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the Definitive Debentures presented or surrendered for register of transfer or exchange: (i) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing; and (ii) in the case of a Definitive Debenture that is a Transfer Restricted Note, such request shall be accompanied by the following additional information and documents, as applicable: (A) if such Transfer Restricted Note is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto); or (B) if such Transfer Restricted Note is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 or Rule 904 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto); or (C) if such Transfer Restricted Note is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto) and an Opinion of Counsel from such Holder or the transferee reasonably acceptable to SH Group and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

                 (b) Transfer of a Definitive Debenture for a Beneficial Interest in a Global Note. A Definitive Debenture may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Debenture, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with: (i) if such Definitive Debenture is a Transfer Restricted Note, a certification from the Holder thereof (in substantially the form of Exhibit B hereto) to the effect that such Definitive Debenture is being transferred by such Holder to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act; and (ii) whether or not such Definitive Debenture is a Transfer Restricted Note, written instructions from the Holder thereof directing the Trustee to make, or to direct the Debenture Custodian to make, an endorsement on the Global Note to reflect an increase in the aggregate principal amount of the Debentures represented by the Global Note, in which case the Trustee shall cancel such Definitive Debenture in accordance with Section 2.11 hereof and cause, or direct the Debenture Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Debenture Custodian, the aggregate principal amount of Debentures represented by the Global Note to be increased accordingly. If no Global Notes are then outstanding, SH Group shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate a new Global Note in the appropriate principal amount.

                 (c) Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture and the procedures of the Depository therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.

                 (d) Transfer of a Beneficial Interest in a Global Note for a Definitive Debenture.

                          (i)     Any Person having a beneficial interest in a
Global Note may upon request exchange such beneficial interest for a Definitive Debenture. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depository, from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Note, and, in the case of a Transfer Restricted Note, the following additional information and documents (all of which may be submitted by facsimile): (A) if such beneficial interest is being transferred to the Person designated by the Depository as being the beneficial owner, a certification to that effect from such Person (in substantially the form of Exhibit B hereto); or (B) if such beneficial interest is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 or Rule 904 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B hereto); or (C) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B hereto) and an Opinion of Counsel from the transferee or transferor reasonably acceptable to SH Group and to the Registrar to the effect that such transfer is in compliance with the Securities Act, in which case the Trustee or the Debenture Custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depository and the Debenture Custodian, cause the aggregate principal amount of Global Notes to be reduced accordingly and, following such reduction, SH Group shall execute and, upon receipt of an authentication order in accordance with Section
2.02 hereof, the Trustee shall authenticate and deliver to the transferee a Definitive Debenture in the appropriate principal amount.

                          (ii)    Definitive Debentures issued in exchange for
a beneficial interest in a Global Note pursuant to this Section 2.06(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Debentures to the Persons in whose names such Debentures are so registered.

                 (e) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.06), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

                 (f) Authentication of Definitive Debentures in Absence of Depository. If at any time: (i) the Depository for the Debentures notifies SH Group that the Depository is unwilling or unable to continue as Depository for the Global Notes and a successor Depository for the Global Notes is not appointed by SH Group within 90 days after delivery of such notice; or (ii) SH Group, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Debentures under this Indenture, then SH Group shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with Section 2.02 hereof, authenticate and deliver, Definitive

Debentures in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.

                 (g)      Legends.

                          (i)     Except as permitted by the following
paragraphs (ii) and (iii), each Debenture certificate evidencing Global Notes and Definitive Debentures (and all Debentures issued in exchange therefor or substitution thereof) shall bear legends in substantially the following form:

                 THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OR A DEPOSITORY OR A SUCCESSOR DEPOSITORY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR DEBENTURES IN DEFINITIVE FORM, THIS DEBENTURE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                 "THIS DEBENTURE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

                 (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (As defined in Rule 144A under the Securities
                          Act) (A "QIB") OR (B) IT HAS ACQUIRED THIS DEBENTURE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT,

                 (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS DEBENTURE EXCEPT (A) TO SH GROUP OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR

                          THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO SH GROUP) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND

                 (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS DEBENTURE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

                 AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING."

                          (ii)    Upon any sale or transfer of a Transfer
Restricted Note (including any Transfer Restricted Note represented by a Global
Note) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act: (A) in the case of any Transfer Restricted Note that is a Definitive Debenture, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Debenture that does not bear the first legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Note; and (B) in the case of any Transfer Restricted Note represented by a Global Note, such Transfer Restricted Note shall not be required to bear the first legend set forth in (i) above, but shall continue to be subject to the provisions of Section 2.06(c) hereof; provided, however, that with respect to any request for an exchange of a Transfer Restricted Note that is represented by a Global Note for a Definitive Debenture that does not bear the first legend set forth in (i) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form of Exhibit B hereto).

                          (iii)   Notwithstanding the foregoing, upon
consummation of the Exchange Offer, SH Group shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate the Series B Debentures in exchange for Series A Debentures accepted for exchange in the Exchange Offer, which Series B Debentures shall not bear the first legend set forth in (i) above, and the Registrar shall rescind any restriction on the transfer of such Debentures, in each case unless the Holder of such Series A Debentures is either (A) a broker-dealer, (B) a Person participating in the distribution of the Series A Debentures or (C) a Person who is an affiliate (as defined in Rule 144A) of SH Group.

                 (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in Global Notes have been exchanged for Definitive Debentures, redeemed, repurchased or cancelled, all Global Notes shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Debentures, redeemed, repurchased or cancelled, the principal amount of Debentures represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Debenture Custodian, at the direction of the Trustee, to reflect such reduction.

                 (i)      General Provisions Relating to Transfers and
Exchanges.

                          (i)     To permit registrations of transfers and
exchanges, SH Group shall execute and the Trustee shall authenticate Definitive Debentures and Global Notes at the Registrar's request.

                          (ii)    No service charge shall be made to a Holder
for any registration of transfer or exchange, but SH Group may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 4.07 and 4.08 hereto).

                          (iii)   The Registrar shall not be required to
register the transfer of or exchange any Debenture selected for redemption in whole or in part, except the unredeemed portion of any Debenture being redeemed in part.

                          (iv)    All Definitive Debentures and Global Notes
issued upon any registration of transfer or exchange of Definitive Debentures or Global Notes shall be the valid obligations of SH Group, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Debentures or Global Notes surrendered upon such registration of transfer or exchange.

                          (v)     SH Group shall not be required: (A) to issue,
to register the transfer of or to exchange Debentures during a period beginning at the opening of business 15 days before the day of any selection of Debentures for redemption under Section 3.02 hereof and ending at the close of business on the day of selection; or (B) to register the transfer of or to exchange any Debenture so selected for redemption in whole or in part, except the unredeemed portion of any Debenture being redeemed in part; or (C) to register the transfer of or to exchange a Debenture between a record date and the next succeeding interest payment date.

                          (vi)    Prior to due presentment for the registration
of a transfer of any Debenture, the Trustee, any Agent and SH Group may deem and treat the Person in whose name any Debenture is registered as the absolute owner of such Debenture for the purpose of receiving payment of principal of and interest on such Debentures, and neither the Trustee, any Agent nor SH Group shall be affected by notice to the contrary.

                          (vii)   The Trustee shall authenticate Definitive
Debentures and Global Notes in accordance with the provisions of Section 2.02 hereof.

                          (j)     Original Issue Discount Legend.  Each
Debenture shall bear a legend in substantially the following form:

                 "FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS SECURITY, THE ISSUE PRICE IS $513.37, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $486.63, THE ISSUE DATE IS MAY 26, 1998 AND THE YIELD TO MATURITY IS 13.750% PER ANNUM.

SECTION 2.07     REPLACEMENT DEBENTURES

                 If any mutilated Debenture is surrendered to the Trustee, or SH Group and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Debenture, SH Group shall issue and the Trustee, upon the written order of SH Group signed by two Officers of SH Group, shall authenticate a replacement Debenture if the Trustee's requirements are met. If required by the Trustee or SH Group, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and SH Group to protect SH Group, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Debenture is replaced. SH Group may charge for its expenses in replacing a Debenture.

                 Every replacement Debenture is an additional obligation of SH Group and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Debentures duly issued hereunder.

SECTION 2.08     OUTSTANDING DEBENTURES

                 The Debentures outstanding at any time are all the Debentures authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section
2.09 hereof, a Debenture does not cease to be outstanding because SH Group or an Affiliate of SH Group holds the Debenture.

                 If a Debenture is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Debenture is held by a bona fide purchaser.

                 If the principal amount of any Debenture is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

                 If the Paying Agent (other than SH Group, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Debentures payable on that date, then on and after that date such Debentures shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09     TREASURY DEBENTURES

                 In determining whether the Holders of the required principal amount of Debentures have concurred in any direction, amendment, supplement, waiver or consent, Debentures owned by SH Group, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with SH Group, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Debentures that the Trustee knows are so owned shall be so disregarded. SH Group shall notify the Trustee, in writing when it or any Affiliate of the Company repurchases or otherwise acquires Debentures and of the aggregate principal amount of such Debentures so repurchased or otherwise acquired.

SECTION 2.10     TEMPORARY DEBENTURES

                 Until definitive Debentures are ready for delivery, SH Group may prepare and the Trustee shall authenticate temporary Debentures upon a written order of SH Group signed by two Officers of SH Group. Temporary Debentures shall be substantially in the form of definitive Debentures but may have variations that SH Group considers appropriate for temporary Debentures and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, SH Group shall prepare and the Trustee shall authenticate definitive Debentures in exchange for temporary Debentures.

                 Holders of temporary Debentures shall be entitled to all of the benefits of this Indenture.

SECTION 2.11     CANCELLATION

                 SH Group at any time may deliver Debentures to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Debentures surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Debentures surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Debentures (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Debentures shall be delivered to SH Group. SH Group may not issue new Debentures to replace Debentures that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12     DEFAULTED INTEREST

                 If SH Group defaults in a payment of interest on the Debentures, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Debentures and in Section 4.01 hereof. SH Group shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Debenture and the date of the proposed payment. SH Group shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, SH Group (or, upon the written request of SH Group, the Trustee in the name and at the expense of SH Group) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.


                                   ARTICLE 3
                           REDEMPTION AND PREPAYMENT

SECTION 3.01     NOTICES TO TRUSTEE

                 If SH Group elects to redeem Debentures pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days (unless a shorter period is consented to in writing by the Trustee) but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Debentures to be redeemed and (iv) the redemption price.

SECTION 3.02     SELECTION OF DEBENTURES TO BE REDEEMED

                 If less than all of the Debentures are to be redeemed at any time, the Trustee shall select the Debentures to be redeemed among the Holders of the Debentures in compliance with the requirements of the principal national securities exchange, if any, on which the Debentures are listed or, if the Debentures are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Debentures to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Debentures not previously called for redemption.

                 The Trustee shall promptly notify SH Group in writing of the Debentures selected for redemption and, in the case of any Debenture selected for partial redemption, the principal amount thereof to be redeemed.
Debentures and portions of Debentures selected shall be in amounts of $1,000 or integral multiples of $1,000; except that if all of the Debentures of a Holder are to be redeemed, the entire outstanding amount of Debentures held by such Holder, even if not an integral multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Debentures called for redemption also apply to portions of Debentures called for redemption.

SECTION 3.03     NOTICE OF REDEMPTION

                 Subject to the provisions of Section 3.07 hereof, at least 30 days but not more than 60 days before a redemption date, SH Group shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Debentures are to be redeemed at its registered address.

                 The notice shall identify the Debentures to be redeemed and shall state:

                 (a)      the redemption date;

                 (b)      the redemption price;

                 (c) if any Debenture is being redeemed in part, the portion of the principal amount of such Debenture to be redeemed and that, after the redemption date upon surrender of such Debenture, a new Debenture or Debentures in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Debenture;

                 (d)      the name and address of the Paying Agent;

                 (e) that Debentures called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                 (f) that, unless SH Group defaults in making such redemption payment, interest on Debentures called for redemption ceases to accrue on and after the redemption date;

                 (g) the paragraph of the Debentures and/or Section of this Indenture pursuant to which the Debentures called for redemption are being redeemed; and

                 (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Debentures.

                 At SH Group's request, the Trustee shall give the notice of redemption in SH Group's name and at its expense; provided, however, that SH Group shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04     EFFECT OF NOTICE OF REDEMPTION

                 Once notice of redemption is mailed in accordance with Section
3.03 hereof, Debentures called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.05     DEPOSIT OF REDEMPTION PRICE

                 One Business Day prior to the redemption date, SH Group shall deposit with the Trustee or with the Paying Agent in immediately available funds money sufficient to pay the redemption price of and accrued interest on all Debentures to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to SH Group any money deposited with the Trustee or the Paying Agent by SH Group in excess of the amounts necessary to pay the redemption price of, and accrued interest and Liquidated Damages, if any, on, all Debentures to be redeemed.

                 If SH Group complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Debentures or the portions of Debentures called for redemption unless SH Group defaults in such payments due on the redemption date. If a Debenture is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Debenture was registered at the close of business on such record date. If any Debenture called for redemption shall not be so paid upon surrender for redemption because of the failure of SH Group to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Debentures and in Section 4.01 hereof.

SECTION 3.06     DEBENTURES REDEEMED IN PART

                 Upon surrender of a Debenture that is redeemed in part, SH Group shall issue and, upon SH Group's written request, the Trustee shall authenticate for the Holder at the expense of SH Group a new Debenture equal in principal amount to the unredeemed portion of the Debenture surrendered.

SECTION 3.07     OPTIONAL REDEMPTION

                 (a) Except as set forth in clause (b) of this Section 3.07, SH Group shall not have the option to redeem the Debentures pursuant to this
Section 3.07 prior to June 1, 2003. Thereafter, SH Group shall have the option to redeem the Debentures, in whole or in part, upon not less than 30 nor more than 60 days' notice to the Holders, at the redemption prices (expressed as percentages of Accreted Value) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date if redeemed during the twelve-month period beginning on June 1 of the years indicated below:

                 YEAR                                                        PERCENTAGE
                 ----                                                        ----------

                 2003   . . . . . . . . . . . . . . . . . . . . . . . . . .  106.875%
                 2004   . . . . . . . . . . . . . . . . . . . . . . . . . .  104.583%
                 2005   . . . . . . . . . . . . . . . . . . . . . . . . . .  102.292%
                 2006 and thereafter    . . . . . . . . . . . . . . . . . .  100.000%

                 (b)  Notwithstanding the provisions of clause (a) of this
Section 3.07, at any time prior to June 1, 2001, SH Group may (but shall not have the obligation to) redeem up to 35% of the original aggregate principal amount of Debentures at a redemption price equal to 113.750% of Accreted Value thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date, with the Net Cash Proceeds received by SH Group from one or more Equity Offerings; provided that, in each case at least 65% of the aggregate principal amount of the Debentures originally issued remain outstanding immediately after the occurrence of such redemption; and provided further, that such redemption shall occur within 60 days of the date of the closing of such Equity Offering.

                 (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

SECTION 3.08     NO MANDATORY REDEMPTION

                 SH Group shall not be required to make mandatory redemption or sinking fund payments with respect to the Debentures.


                                   ARTICLE 4
                                   COVENANTS

SECTION 4.01     PAYMENT OF DEBENTURES

                 SH Group shall pay or cause to be paid the principal of, premium, if any, and interest on the Debentures on the dates and in the manner provided in the Debentures. Principal, premium, if any, and interest shall be considered paid on the date due if the Trustee or Paying Agent, if other than SH Group or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by SH Group in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. SH Group shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement. SH Group shall notify the Trustee of the amount of Liquidated Damages, if any, within one day of any payment date. In the absence of such notice, the Trustee is conclusively entitled to assume that no Liquidated Damages are payable under the Registration Rights Agreement.

                 SH Group shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Debentures to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02     MAINTENANCE OF OFFICE OR AGENCY

                 SH Group shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Debentures may be surrendered for registration of transfer or for exchange and where notices and demands to or upon SH Group in respect of the Debentures and this Indenture may be served. SH Group shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time SH Group shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

                 SH Group may also from time to time designate one or more other offices or agencies where the Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve SH Group of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. SH Group shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                 SH Group hereby designates the Corporate Trust Office of the Trustee as one such office or agency of SH Group in accordance with Section
2.03 hereof.

SECTION 4.03     REPORTS

                 (a) Whether or not required by the rules and regulations of the SEC, so long as any Debentures are outstanding, SH Group shall furnish to all Holders (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if SH Group were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by SH Group's certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if SH Group were required to file such reports. In addition, whether or not required by the rules and regulations of the SEC, at any time after the effectiveness of a registration statement with respect to the Exchange Offer, SH Group shall file a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept such a filing) and shall promptly make such information available to all securities analysts and prospective investors upon request.

                 (b) For so long as any Debentures remain outstanding, SH Group shall furnish to all Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.04     COMPLIANCE CERTIFICATE

                 (a) SH Group shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of SH Group and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether SH Group has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge SH Group has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action SH Group is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Debentures is prohibited or if such event has occurred, a description of the event and what action SH Group is taking or proposes to take with respect thereto.

                 (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) hereof shall be accompanied by a written statement of SH Group's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that SH Group has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                 (c) SH Group shall, so long as any of the Debentures are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action SH Group is taking or proposes to take with respect thereto.

SECTION 4.05     TAXES

                 SH Group shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Debentures.

SECTION 4.06     STAY, EXTENSION AND USURY LAWS

                 SH Group covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and SH Group (to the extent that it may lawfully do so), hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07     CHANGE OF CONTROL

                 Upon the occurrence of a Change of Control, each Holder of Debentures shall have the right to require SH Group to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Debentures pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase or, in the case of repurchase of Debentures prior to June 1, 2003 at a purchase price equal to 101% of the Accreted Value thereof as of the date of repurchase plus Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment") on a date (the "Change of Control Payment Date") no later than 60 Business Days after the occurrence of the Change of Control. Within 35 days following any Change of Control, SH Group shall mail a notice to each Holder, with a copy to the Trustee, describing the transaction or transactions that constitute the Change of Control and offering to repurchase Debentures pursuant to the procedures required by this Indenture and described in such notice, which offer shall remain open for at least 20 Business Days following its commencement, but in any event no longer than 30 Business Days. SH Group shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Debentures as a result of a Change of Control. To the extent that the provisions of any such securities laws or regulations conflict with the provisions of this Section 4.07, compliance by SH Group with such laws and regulations shall not in and of itself cause a breach of its obligations under this Section 4.07.

                 On the Change of Control Payment Date, SH Group shall, to the extent lawful, (1) accept for payment all Debentures or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Debentures or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Debentures so accepted together with an Officers' Certificate stating the aggregate principal amount of Debentures or portions thereof being purchased by SH Group. The Paying Agent shall promptly mail to each Holder of Debentures so tendered the Change of Control Payment for such Debentures, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Debenture equal in principal amount to any unpurchased portion of the Debentures surrendered, if any; provided that each such new Debenture will be in a principal amount of $1,000 or an integral multiple thereof. SH Group shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

                 Prior to complying with the provisions of this covenant, but in any event within 30 days following a Change of Control, SH Group will either repay all outstanding Indebtedness of its Subsidiaries (including Steel Heddle Mfg. Co.) or obtain the requisite consents, if any, under such Indebtedness (including Indebtedness under the Credit Agreement and the Senior Subordinated Notes) to permit the repurchase of Debentures required by this Section 4.07.
SH Group will not be required to purchase any Debentures until it has complied with the preceding sentence, but SH Group's failure to make a Change of Control Offer when required or to purchase tendered Debentures when tendered shall constitute an Event of Default under this Indenture.

                 If the Change of Control Payment Date hereunder is on or after an interest payment Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest (and Liquidated Damages, if any), due on such Interest Payment Date will be paid to the person in whose name a Debenture is registered at the close of business on such Record Date, and such interest (and Liquidated Damages, if applicable) will not be payable to Holders who tender the Debentures pursuant to the Change of Control Offer.

SECTION 4.08     ASSET SALES

                 SH Group shall not, and shall not permit any of its Subsidiaries to, engage in an Asset Sale in excess of $1,000,000 unless (i) SH Group (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value, of the assets or Equity Interests sold or otherwise disposed of or, in the case of a lease of assets, a lease providing for rent and other conditions which are no less favorable to SH Group (or such Subsidiary, as the case may be) in any material respect than the then prevailing market conditions (evidenced in each case by a resolution of the Board of Directors of such entity set forth in an Officers' Certificate delivered to the Trustee) and (ii) at least 75% (100% in the case of lease payments) of the consideration therefor received by SH Group or such Subsidiary is in the form of cash or Cash Equivalents; provided that the amount of (x) any liabilities (as shown on SH Group's or such Subsidiary's most recent balance sheet or in the notes thereto, but excluding contingent liabilities and trade payables) of SH Group or any Subsidiary (other than liabilities that are by their terms subordinated to the Debentures) that are assumed by the transferee of any such assets and from which SH Group or such Subsidiary are released and (y) any notes or other obligations received by SH Group or any such Subsidiary from such transferee that are promptly, but in no event more than 30 days after receipt, converted by SH Group or such Subsidiary into cash (to the extent of the cash received) shall be deemed to be cash for purposes of this provision and the receipt of such cash shall be treated as cash received from the Asset Sale for which such notes or obligations were received.

                 SH Group or any of its Subsidiaries may apply the Net Proceeds from each Asset Sale, at its option, within 395 days after the consummation of such Asset Sale, (a) to permanently reduce any Indebtedness of any Subsidiary of SH Group (and in the case of any senior revolving indebtedness to correspondingly permanently reduce commitments with respect thereto), (b) to make capital expenditures, for the acquisition of another business or the acquisition of other long-term assets, in each case, in the same or a Related Business, or (c) to reimburse SH Group or its Subsidiaries for expenditures made, and costs incurred, to repair, rebuild, replace or restore property subject to loss, damage or taking to the extent that the Net Proceeds consist of insurance proceeds received on account of such loss, damage or taking. Pending the final application of any such Net Proceeds, SH Group may temporarily reduce any Senior Revolving Debt or otherwise invest any Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph shall be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5,000,000, SH Group shall be required to make an offer to all Holders of Debentures (an "Asset Sale Offer") and to holders of other Indebtedness of SH Group outstanding ranking on a parity with the Debentures with similar provisions requiring SH Group to make a similar offer with proceeds from asset sales, pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Debentures and such other Indebtedness then outstanding, to purchase the maximum principal amount (or accreted value, as applicable) of Debentures and such other Indebtedness, if any, that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount (or accreted value, as applicable) thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, or, in the case of repurchases of Debentures prior to June 1, 2003 at a purchase price equal to 100% of the Accreted Value thereof plus Liquidated Damages, if any, as of the date of repurchase in accordance with the procedures set forth in this Indenture. If the aggregate principal amount at maturity, or Accreted Value, as the case may be, of Debentures and such Indebtedness surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Debentures and such Indebtedness to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

                 Any Asset Sale Offer shall remain open for at least 20 Business Days, but in any event no longer than 30 Business Days, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), SH Group shall purchase the principal amount of Debentures required to be purchased pursuant to this Section 4.08 (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Debentures tendered in response to the Asset Sale Offer. Payment for any Debentures so purchased shall be made in the same manner as interest payments are made. Any Asset Sale Offer shall be made in compliance with all applicable laws, rules, and regulations, including, if applicable, Regulation 14E of the Exchange Act and the rules and regulations thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.08, compliance by SH Group or any of its subsidiaries with such laws and regulations shall not in and of itself cause a breach of its obligations under this Section 4.08.

                 If the payment date in connection with an Asset Sale Offer hereunder is on or after an interest payment Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest (and Liquidated Damages, if any, due on such Interest Payment Date) will be paid to the person in whose name a Debenture is registered at the close of business on such Record Date, and such interest (or Liquidated Damages, if applicable) will not be payable to Holders who tender Debentures pursuant to such Asset Sale Offer.

                 Upon the commencement of an Asset Sale Offer, SH Group shall send, by first class mail, a notice to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Debentures pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

                 (a) that the Asset Sale Offer is being made pursuant to this Section 4.08 and the length of time the Asset Sale Offer shall remain open;

                 (b)      the Offer Amount, the purchase price and the Purchase
         Date;

                 (c) that any Debenture not tendered or accepted for payment shall continue to accrete or accrue interest;

                 (d) that, unless SH Group defaults in making such payment, any Debenture accepted for payment pursuant to the Asset Sale Offer shall cease to accrete or accrue interest on and after the Purchase Date;

                 (e) that Holders electing to have a Debenture purchased pursuant to an Asset Sale Offer may only elect to have all of such Debenture purchased and may not elect to have only a portion of such Debenture purchased;

                 (f) that Holders electing to have a Debenture purchased pursuant to any Asset Sale Offer shall be required to surrender the Debenture, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Debenture completed, or transfer by book- entry transfer, to SH Group, a Depositary, if appointed by SH Group, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

                 (g) that Holders shall be entitled to withdraw their election if SH Group, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Debenture the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Debenture purchased;

                 (h) that, if the aggregate principal amount of Debentures surrendered by Holders exceeds the Offer Amount, SH Group shall select the Debentures to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by SH Group so that only Debentures in denominations of $1,000, or integral multiples thereof, shall be purchased); and

                 (i) that Holders whose Debentures were purchased only in part shall be issued new Debentures equal in principal amount to the unpurchased portion of the Debentures surrendered (or transferred by book-entry transfer).

                 On or before the Purchase Date, SH Group shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Debentures or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Debentures tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Debentures or portions thereof were accepted for payment by SH Group in accordance with the terms of this Section 4.08. SH Group, the Depository or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Debentures tendered by such Holder and accepted by SH Group for purchase, and SH Group shall promptly issue a new Debenture, and the Trustee, upon written request from SH Group shall authenticate and mail or deliver such new Debenture to such Holder, in a principal amount equal to any unpurchased portion of the Debenture surrendered. Any Debenture not so accepted shall be promptly mailed or delivered by SH Group to the Holder thereof. SH Group shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

SECTION 4.09     RESTRICTED PAYMENTS

                 SH Group shall not, and shall not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any distribution on account of SH Group or any of its Subsidiaries' or direct or indirect parent's Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving SH Group) (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of SH Group or dividends or distributions payable to SH Group or any Subsidiary of SH Group); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of SH Group or any direct or indirect parent of SH Group or other Affiliate or Subsidiary of SH Group (other than any such Equity Interests owned by SH Group or any Wholly Owned Subsidiary of SH Group); (iii) make any principal payment on or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to or pari passu (unless, in the case of pari passu Indebtedness only, such purchase, redemption, defeasance, acquisition, or retirement is made, or offered (if applicable), pro rata with the Debentures) with the Debentures (and other than Debentures), except for any scheduled repayment or at the final maturity thereof; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless at the time of and after giving effect to such Restricted Payment:

                 (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

                 (b) SH Group would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.10 hereof; and

                 (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by SH Group and its Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (i), (vi), (vii), (viii) and (ix), but excluding Restricted Payments permitted by clauses (ii), (iii), (iv), and (v) of the next succeeding paragraph), is less than the sum of (i) 50% of the Consolidated Net Income (adjusted to exclude any amounts that are otherwise included in this clause (c) to the extent there would be, and to avoid, any duplication in the crediting of any such amounts) of SH Group for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of SH Group's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate Net Proceeds received by SH Group after the Issue Date from a Capital Contribution or from the issue or sale of Equity Interests of SH Group or of debt securities of SH Group that have been converted into such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary or an Unrestricted Subsidiary of SH Group and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus
         (iii) 100% of any cash dividends received by SH Group or any of its Wholly Owned Subsidiaries after the Issue Date from an Unrestricted Subsidiary of SH

         Group, plus (iv) 100% of the Net Proceeds realized by SH Group or a Wholly Owned Subsidiary of SH Group upon the sale of any Unrestricted Subsidiary (less the amount of any reserve established for purchase price adjustments and less the maximum amount of any indemnification or similar contingent obligation for the benefit of the purchaser, any of its Affiliates or any other third party in such sale, in each case as adjusted for any permanent reduction in any such amount on or after the date of such sale, other than by virtue of a payment made to such person) following the Issue Date, plus (v) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the amount of Net Proceeds received by SH Group or any of its Subsidiaries with respect to such Restricted Investment.

                 Notwithstanding the foregoing, SH Group's Subsidiaries will be permitted to make any Restricted Payment not prohibited by the Note Indenture as in effect on the Issue Date, so long as any Senior Subordinated Notes remain outstanding and Steel Heddle Mfg. Co. is a consolidated Subsidiary of SH Group.

                 The foregoing provisions will not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (ii) the payment of a fee to AIP or its designee on the date of this Indenture in an aggregate amount, together with any fees paid by any Subsidiary of SH Group on the date of this Indenture, not to exceed $2,000,000 for certain investment banking, advisory and management services rendered to SH Group and its Subsidiaries in connection with the Acquisition Transactions and if no Default or Event of Default shall have occurred and be continuing (and shall not have been waived) or shall occur as a consequence thereof, the payment by SH Group (either directly or indirectly, e.g. through the Parent) of a management fee to AIP in an aggregate amount, together with any management fees paid to AIP by any Subsidiary of SH Group during or in respect of such period, not to exceed $895,000 in any year plus an additional amount in such year (not to exceed $895,000) to the extent such management fee was not payable by reason of this clause (ii) in any prior fiscal year and the reimbursement by SH Group of AIP's reasonable out-of-pocket expenses incurred in connection with the rendering of management services to or on behalf of SH Group; provided, however, that the obligation of SH Group to pay such management fee will be subordinated to the payment of all Obligations with respect to the Debentures;
(iii) the making of any Restricted Investment, directly or indirectly in exchange for, or out of the Net Cash Proceeds received by SH Group after the Issue Date from a substantially concurrent Capital Contribution or sale (other than to a Subsidiary of SH Group) of Equity Interests of SH Group (other than Disqualified Stock); provided, that any Net Cash Proceeds that are utilized for any such Restricted Investment, shall be excluded from clauses (c)(i) and
(c)(ii) of the preceding paragraph; (iv) the redemption, repurchase, retirement or other acquisition of any Equity Interests of SH Group in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of SH Group) of other Equity Interests of SH Group (other than any Disqualified Stock); provided that any Net Cash Proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clauses (c)(i) and (c)(ii) of the preceding paragraph; (v) the defeasance, redemption, repurchase, acquisition or other retirement of pari passu or subordinated Indebtedness with the Net Cash Proceeds from an incurrence of Permitted Refinancing Indebtedness or, in exchange for, or out of the Net Cash Proceeds of, the substantially concurrent sale (other than to a Subsidiary of SH Group) of Equity Interests of SH Group (other than Disqualified Stock);

provided, that any Net Cash Proceeds that are utilized for any such defeasance, redemption, repurchase shall be excluded from clauses (c)(i) and (c)(ii) of the preceding paragraph; (vi) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of SH Group or any Subsidiary of SH Group held by any member of SH Group's (or any Subsidiaries') management pursuant to any management agreement or stock option agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $5,000,000 in the aggregate (net of the Net Cash Proceeds received by SH Group from subsequent reissuances of such Equity Interests to new members of management), and no Default or Event of Default shall have occurred and be continuing immediately after such transaction; (vii) so long as no Default or Event of Default shall have occurred and is continuing, Restricted Payments in an aggregate amount not to exceed $1,000,000; (viii) pro rata dividends and other distributions on the Capital Stock of any Subsidiary of SH Group by such Subsidiary; (ix) payments in lieu of fractional shares in an amount not to exceed $250,000 in the aggregate.

                 The Board of Directors may designate any Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by SH Group and its Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this Section 4.09. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greatest of
(x) the net book value of such Investments at the time of such designation, (y) the fair market value of such Investments at the time of such designation and
(z) the original fair market value of such Investments at the time they were made. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

                 The amount of all Restricted Payments (other than cash) shall be the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) on the date of the Restricted Payment of the asset(s) proposed to be transferred by SH Group or such Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, SH Group shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.09 were computed, which calculations may be based upon SH Group's latest available financial statements.

SECTION 4.10     INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK.

                 SH Group shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Indebtedness) and that SH Group will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of preferred stock or Disqualified Stock; provided, however, that SH Group may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock and SH Group's Subsidiaries may incur Indebtedness and issue preferred stock or Disqualified Stock, if: (i) the Fixed Charge Coverage Ratio for SH Group's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period; and (ii) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; provided, that no Guarantee may be incurred pursuant to this paragraph, unless the guaranteed Indebtedness is incurred by SH Group or a Subsidiary of SH Group pursuant to this paragraph.

                 The foregoing provisions will not apply to:

                 (i) the incurrence of Indebtedness by SH Group or its Subsidiaries under the Credit Agreement in an aggregate principal amount at any time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of SH Group and its Subsidiaries thereunder) not to exceed an amount (including any Indebtedness incurred to refinance, retire, renew, defease, refund or otherwise replace any such Indebtedness) equal to $70,000,000, less (i) an amount equal to the cumulative mandatory amortization payments required under the Credit Agreement in existence as of the Issue Date (irrespective of whether any such payments are actually made or whether the Credit Agreement remains in existence) and (ii) the aggregate amount of all Net Proceeds of Asset Sales applied to permanently reduce the outstanding amount or, as applicable the commitments with respect to such Indebtedness pursuant to Section
         4.08 hereof;

                 (ii) the Existing Indebtedness;

                 (iii) the incurrence by SH Group of Indebtedness represented by the Debentures and the incurrence by Steel Heddle Mfg. Co. and its Subsidiaries of Indebtedness represented by the Senior Subordinated Notes and any Guarantee thereof;

                 (iv) the incurrence by SH Group or any of its Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or Purchase Money Obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in the business of SH Group or such Subsidiary, in an aggregate principal amount not to exceed $10,000,000 at any time outstanding (including any Indebtedness incurred to refinance, retire, renew, defease, refund or otherwise replace any such Indebtedness);

                 (v) the incurrence by SH Group or any of its Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted to be incurred by this Indenture or by the Note Indenture, including the Senior Subordinated Notes and any Guarantees thereof, or was outstanding on the Issue Date, after giving effect to the Acquisition Transactions;

                 (vi) the incurrence by SH Group or any of its Wholly Owned Subsidiaries of intercompany Indebtedness between or among SH Group and any of its Wholly Owned

         Subsidiaries or between or among any Wholly Owned Subsidiaries; provided, however, that (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than a Wholly Owned Subsidiary and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either SH Group or a Wholly Owned Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by SH Group or such Subsidiary, as the case may be;

                 (vii) the incurrence by SH Group or any of its Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by this Indenture to be incurred;

                 (viii) the incurrence by SH Group or any of its Subsidiaries of Indebtedness in an aggregate principal amount at any time outstanding (including any Indebtedness incurred to refinance, retire, renew, defease, refund or otherwise replace any such Indebtedness) not to exceed $10,000,000;

                 (ix) the incurrence by SH Group or any Subsidiary of Indebtedness in respect of judgment, appeal, surety, performance and other like bonds, bankers acceptance and letters of credit provided by SH Group and its Subsidiaries in the ordinary course of business in an aggregate amount outstanding (including any indebtedness incurred to refinance, retire, renew, defease, refund or otherwise replace any such indebtedness) at any time of not more than $500,000; and

                 (x) Indebtedness incurred by SH Group or any of its Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees of letters of credit, surety bonds or performance bonds securing the performance of SH Group or any of its Subsidiaries to any person acquiring all or a portion of such business, or assets of a Subsidiary of SH Group for the purpose of financing such acquisition, in a principal amount not to exceed 25% of the gross proceeds (with proceeds other than cash or Cash Equivalents being valued at the fair market value thereof as determined by the Board of Directors of SH Group in good faith) actually received by SH Group or any of its Subsidiaries in connection with such disposition.

                 Notwithstanding any other provision of this Section 4.10, a Guarantee by a Subsidiary of Indebtedness of SH Group or a Wholly Owned Subsidiary of SH Group permitted by the terms of this Indenture at the time such Indebtedness was incurred will not constitute a separate incurrence of Indebtedness.

                 SH Group will not incur any Indebtedness that is contractually subordinated to any Indebtedness unless it is subordinated to the Debentures at least to the same extent as it is to such other Indebtedness.

                 Notwithstanding the foregoing, (i) SH Group's Subsidiaries will be permitted to incur any Indebtedness to the extent such incurrence is not prohibited by the Note Indenture, as in effect on the Issue Date, so long as any Senior Subordinated Notes remain outstanding, and (ii) SH Group may incur Indebtedness to the extent such incurrence would not be prohibited if incurred by SH Group's

Subsidiaries under the Debt Incurrence Ratio in the first paragraph of Section
4.10 in the Note Indenture, as in effect on the Issue Date, so long as any Senior Subordinated Notes remain outstanding (for the purposes of this clause
(ii) only, any debt incurred pursuant to this clause shall be deemed to have been incurred under the Note Indenture for the purposes of determining whether any additional Indebtedness may be incurred pursuant to this clause (ii).)

                 Indebtedness or Disqualified Stock of any person which is outstanding at the time such Person becomes a Subsidiary of SH Group (including upon designation of any subsidiary or other person as a Subsidiary) or is merged with or into or consolidated with SH Group or a Subsidiary of SH Group shall be deemed to have been incurred at the time such Person becomes such a Subsidiary of SH Group or is merged with or into or consolidated with SH Group or a Subsidiary of SH Group, as applicable.

SECTION 4.11     LIENS

                 SH Group shall not, and shall not permit any of its Subsidiaries to directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens, unless the Debentures are secured by such Lien on an equal and ratable basis; provided, that if the Obligation secured by any Lien is subordinate or junior in right of payment to the Debentures, the Lien securing such Obligation shall be subordinate and junior to the Lien securing the Debentures with the same or lesser relative priority as such Obligation shall have been with respect to the Debentures.

SECTION 4.12     DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

                 SH Group shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i)(a) pay dividends or make any other distributions to SH Group or any of its Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to SH Group or any of its Subsidiaries, (ii) make loans or advances to SH Group or any of its Subsidiaries or (iii) transfer any of its properties or assets to SH Group or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date of this Indenture, (b) the Credit Agreement and the Note Indenture, in each case as in effect as of the date of this Indenture, and, with respect to any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings may be no more restrictive with respect to such dividend and other payment restrictions than the most restrictive of those contained in the Credit Agreement or the Note Indenture, in each case as in effect on the date of this Indenture, (c) this Indenture and the Debentures or Indebtedness permitted to be incurred pursuant to the Indenture and ranking pari passu with the Debentures, as applicable, to the extent such restrictions are no more restrictive than those of the Indenture, (d) applicable law, (e) any instrument governing Acquired Indebtedness or Capital Stock of a Person acquired by SH Group or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Acquired Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, (f) by reason of customary non-assignment provisions in leases and licenses entered into in the ordinary course of business and consistent with past practices, (g) Purchase Money Obligations or Capital Lease Obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause
(iii) above only on the property so acquired, (h) agreements relating to the financing of the acquisition of real or tangible personal property acquired after the date of this Indenture, provided, that such encumbrance or restriction relates only to the property which is acquired and in the case of any encumbrance or restriction that constitutes a Lien, such Lien constitutes a Permitted Lien as set forth in clause (xi) of the definition of "Permitted Lien," (i) any restriction or encumbrance contained in contracts for sale of assets permitted by this Indenture in respect of the assets being sold pursuant to such contract, (j) Indebtedness permitted to be incurred under this Indenture and incurred on or after the date of this Indenture, provided, that such encumbrances or restrictions in such Indebtedness are no more onerous than the most restrictive of those contained in the Credit Agreement or the Note Indenture, in each case as in effect on the date of this Indenture, or (k) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

SECTION 4.13     TRANSACTIONS WITH AFFILIATES

                 SH Group shall not, and shall not permit any of its Subsidiaries to enter into any transaction (including the sale, lease, exchange, transfer or other disposition of any of its properties or assets or services, or the purchase of any property, assets or services), or enter into or make any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to SH Group or the relevant Subsidiary than those that would have been obtained in a comparable transaction by SH Group or such Subsidiary with an unrelated Person and (ii) SH Group delivers to the Trustee
(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions entered into after the date of this Indenture involving aggregate consideration in excess of $5,000,000, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transactions comply with clause (i) above and that such Affiliate Transactions have been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transactions or series of related Affiliate Transactions involving aggregate consideration in excess of $10,000,000, a favorable written opinion as to the fairness to SH Group or such Subsidiary of such Affiliate Transactions from a financial point of view issued by an investment banking firm of national standing in the United States, or in the event such transaction is a type that investment bankers do not generally render fairness opinions, a valuation or appraisal firm of national standing; provided, that, the following shall not be deemed to be Affiliate Transactions:
(w) the provision of administrative or management services by SH Group or any of its officers to any of its Subsidiaries in the ordinary course of business consistent with past practice, (x) any employment agreement entered into by SH Group or any of its Subsidiaries in the ordinary course of business and consistent with the past practice of SH Group or such Subsidiary, (y) transactions between or among SH Group and/or its Wholly Owned Subsidiaries and
(z) transactions permitted by Section 4.09 hereof. In addition, none of the Acquisition Transactions shall be deemed to be Affiliate Transactions.

SECTION 4.14     LINE OF BUSINESS

                 Neither SH Group nor any of its Subsidiaries shall directly or indirectly engage to any substantial extent in any line or lines of business activity other than that which, in the reasonable good faith judgment of the Board of Directors of SH Group, is a Related Business.

SECTION 4.15     CORPORATE EXISTENCE

                 Subject to Article 5 hereof, SH Group shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organ izational documents (as the same may be amended from time to time) of SH Group or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of SH Group and its Subsidiaries; provided, however, that SH Group shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of SH Group and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Debentures.

SECTION 4.16     STATUS AS AN INVESTMENT COMPANY

                 SH Group and its Subsidiaries are not required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or otherwise become subject to regulation under the Investment Company Act.


                                   ARTICLE 5
                                   SUCCESSORS

SECTION 5.01     MERGER, CONSOLIDATION, OR SALE OF ASSETS

                 SH Group will not in a single transaction or series of related transactions consolidate or merge with or into (whether or not SH Group is the surviving corporation), or directly or indirectly sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) SH Group is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than SH Group) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than SH Group) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of SH Group, as the case may be under the Debentures and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; (iv) SH Group or the entity or Person formed by or surviving any such consolidation or merger (if other than SH Group), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph in Section 4.10 hereof; and (v) SH Group shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture. Notwithstanding the foregoing, the transactions comprising the Acquisition Transactions shall be deemed to be expressly permitted under the Indenture and shall not require the execution and delivery of a supplemental indenture.

SECTION 5.02     SUCCESSOR CORPORATION SUBSTITUTED

                 Upon any consolidation or merger, or any transfer of all or substantially all of the assets of SH Group in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which SH Group is merged or to which such transfer is made shall succeed to, and (except in the case of a lease) be substituted for and may exercise every right and power of SH Group under this Indenture with the same effect as if such successor corporation had been named therein as SH Group, and (except in the case of a lease) SH Group shall be released from the obligations under the Debentures and the Indenture except with respect to any obligations that arise from, or are related to, such transaction.

                 For the purposes of this Article 5, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries of SH Group, SH Group's interest in which constitutes all or substantially all of the properties and assets of SH Group shall be deemed to be the transfer of all or substantially all of the properties and assets of SH Group.


                                   ARTICLE 6
                             DEFAULTS AND REMEDIES

SECTION 6.01     EVENTS OF DEFAULT

                 An "Event of Default" occurs if:

                 (1) SH Group defaults in the payment of interest, or Liquidated Damages, if any, on any Debenture when the same becomes due and payable and the Default continues for a period of 30 days;

                 (2) SH Group defaults in the payment of the principal of or premium, if any, on any Debenture when the same becomes due and payable at maturity, upon redemption or otherwise;

                 (3) SH Group fails to observe or perform any covenant, condition or agreement on the part of SH Group to be observed or performed pursuant to Sections 4.07 or 4.08 hereof, which failure remains uncured for 30 days;

                 (4) SH Group fails to comply with any of its other agreements or covenants in, or provisions of, the Debentures or this Indenture;

                 (5) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by SH Group or any of its Subsidiaries (or the payment of which is Guaranteed by SH Group or any of its Subsidiaries), whether such Indebtedness or Guarantee now exists or shall be created hereafter, which default (a) is caused by a failure to pay principal of or premium on such Indebtedness when due (after giving effect to any applicable grace period provided in such Indebtedness) or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, together with the principal amount of any such Indebtedness under which there has been such payment default or the maturity of which has been so accelerated, aggregates $5,000,000 or more;

                 (6) one or more nonappealable final judgments for the payment of money (not fully covered by insurance) are entered by a court or courts of competent jurisdiction against SH Group or any of its Significant Subsidiaries and such judgment or judgments are not paid, bonded, discharged or stayed within a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such undischarged judgments exceeds $5,000,000;

                 (7) SH Group or any of its Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

                          (a)     commences a voluntary case,

                          (b) consents to the entry of an order for relief against it in an involuntary case,

                          (c) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                          (d) makes a general assignment for the benefit of its creditors, or

                          (e) generally is not paying its debts as they become due; or

                 (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                          (a) is for relief against SH Group or any Subsidiary in an involuntary case,

                          (b) appoints a Custodian of SH Group or any Subsidiary or for all or substantially all of the property of SH Group or any Subsidiary, or

                          (c) orders the liquidation of SH Group or any Subsidiary, and the order or decree remains unstayed and in effect for 60 consecutive days.

                 The term "Bankruptcy Law" means title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

                 An Event of Default shall not be deemed to have occurred under clause (3), (5) or (6) until the Trustee shall have received written notice from SH Group or any of the Holders or unless a Responsible Officer shall have knowledge of such Event of Default. A Default under clause (4) is not an Event of Default until the Trustee notifies SH Group, or the Holders of at least 25% in principal amount of the then outstanding Notes notify SH Group and the Trustee, of the Default and SH Group does not cure the Default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

SECTION 6.02     ACCELERATION

                 If an Event of Default (other than an Event of Default specified in clauses (7) and (8) of Section 6.01 relating to SH Group, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Debentures may declare all the Debentures to be due and payable immediately by notice in writing to SH Group (and to the Trustee if given by the Holders) and the representative of holders of Indebtedness under the Credit Agreement, if any amounts are outstanding thereunder (an "Acceleration Notice"). If an Event of Default specified in clause (8) or (9) of Section
6.01 relating to SH Group, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary occurs all outstanding Debentures will become due and payable without further action or notice. Upon any acceleration of maturity of the Debentures, all principal of an accrued interest and Liquidated Damages, if any, on (if subsequent to June 1, 2003) or Accreted Value of and Liquidated Damages, if any, on (if prior to June 1, 2003) the Debentures shall be due and payable immediately. The Holders of a majority in aggregate principal amount of the then outstanding Debentures by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived.

SECTION 6.03     OTHER REMEDIES

                 If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal, premium or Liquidated Damages, if any, and interest on the Debentures or to enforce the performance of any provision of the Debentures or this Indenture.

                 The Trustee may maintain a proceeding even if it does not possess any of the Debentures or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Debenture in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04     WAIVER OF PAST DEFAULTS

                 Holders of not less than a majority in aggregate principal amount of the then outstanding Debentures by written notice to the Trustee may on behalf of the Holders of all of the Debentures waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on, the Debentures (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Debentures may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05     CONTROL BY MAJORITY

                 Holders of a majority in principal amount of the then outstanding Debentures may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee, in its sole discretion, determines may be unduly prejudicial to the rights of other Holders of Debentures, that may involve the Trustee in personal liability or if the Trustee determines that it does not have adequate indemnification against any loss or expense; provided, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. This Section 6.05 shall be in lieu of TIA Section 315(d)(3).

SECTION 6.06     LIMITATION ON SUITS

                 A Holder of a Debenture may pursue a remedy with respect to this Indenture or the Debentures only if:

                 (a) the Holder of a Debenture gives to the Trustee written notice of a continuing Event of Default;

                 (b) the Holders of at least 25% in principal amount of the then outstanding Debentures make a written request to the Trustee to pursue the remedy;

                 (c) such Holder of a Debenture or Holders of Debentures offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                 (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                 (e) during such 60-day period the Holders of a majority in aggregate principal amount of the then outstanding Debentures do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

A Holder of a Debenture may not use this Indenture to prejudice the rights of another Holder of a Debenture or to obtain a preference or priority over another Holder of a Debenture.

SECTION 6.07     RIGHTS OF HOLDERS OF DEBENTURES TO RECEIVE PAYMENT

                 Notwithstanding any other provision of this Indenture, the right of any Holder of a Debenture to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Debenture, on or after the respective due dates expressed in the Debenture (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08     COLLECTION SUIT BY TRUSTEE

                 If an Event of Default specified in Section 6.01 occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against SH Group for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Debentures and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due to the Trustee pursuant to Section 7.07.

SECTION 6.09     TRUSTEE MAY FILE PROOFS OF CLAIM

                 The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Debentures allowed in any judicial proceedings relative to SH Group (or any other obligor upon the Debentures), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Debentures or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10     PRIORITIES

                 If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                 First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                 Second: to Holders of Debentures for amounts due and unpaid on the Debentures for principal and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Debentures for principal, premium and Liquidated Damages, if any and interest, respectively; and

                 Third: to SH Group or to such party as a court of competent jurisdiction shall direct.

                 The Trustee may fix a record date and payment date for any payment to Holders of Debentures pursuant to this Section 6.10.

SECTION 6.11     UNDERTAKING FOR COSTS

                 In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Debenture pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Debentures.

SECTION 6.12     RESTORATION OF RIGHTS AND REMEDIES

                 If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                   ARTICLE 7
                                    TRUSTEE

SECTION 7.01     DUTIES OF TRUSTEE

                 (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

                 (b)      Except during the continuance of an Event of Default:

                 (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                 (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of an Officer's Certificate or Opinion of Counsel, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture. This subparagraph (b)(ii) shall be in lieu of TIA
         Section 315(d)(3) and said TIA section is hereby expressly excluded from this Indenture, as permitted by the TIA.

                 (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                 (i)      this paragraph does not limit the effect of paragraph
         (b) of this Section;

                 (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                 (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

                 (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section; provided, that the standard of liability of the Trustee under this Indenture shall be interpreted in accordance with New York law.

                 (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of the Company or any Holders, unless the Company or such Holder, as the case may be, shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

                 (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with SH Group. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02     RIGHTS OF TRUSTEE

                 (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                 (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both, which shall conform to Section 10.5 hereof. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                 (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                 (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

                 (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from SH Group shall be sufficient if signed by two Officers of SH Group.

                 (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

                 (g) Except with respect to Section 4.01 herein, the Trustee shall have no duty to inquire as to the performance of SH Group's covenants in Article 4 hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.01(1), 6.01(2) and 4.01 or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

SECTION 7.03     INDIVIDUAL RIGHTS OF TRUSTEE

                 The Trustee in its individual or any other capacity may become the owner or pledgee of Debentures and may otherwise deal with SH Group or any Affiliate of SH Group with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04     TRUSTEE'S DISCLAIMER

                 The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Debentures, it shall not be accountable for SH Group's use of the proceeds from the Debentures or any money paid to SH Group or upon SH Group's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Debentures or any other document in connection with the sale of the Debentures or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05     NOTICE OF DEFAULTS

                 If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Debentures a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Debenture, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Debentures. The second sentence of this Section 7.05 shall be in lieu of the proviso to TIA Section 315(b) and said TIA section is hereby expressly excluded from this Indenture, as permitted by the TIA.

SECTION 7.06     REPORTS BY TRUSTEE TO HOLDERS OF THE DEBENTURES

                 Within 60 days after each December 1 beginning with the December 1 following the date of this Indenture, and for so long as Debentures remain outstanding, the Trustee shall mail to the Holders of the Debentures a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted).
The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

                 A copy of each report at the time of its mailing to the Holders of Debentures shall be mailed to SH Group and filed with the SEC and each stock exchange on which the Debentures are listed in accordance with TIA
Section 313(d). SH Group shall promptly notify the Trustee when the Debentures are listed on any stock exchange.

SECTION 7.07     COMPENSATION AND INDEMNITY

                 SH Group shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. SH Group shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel.

                 SH Group shall indemnify the Trustee for, and hold the Trustee harmless against, any and all losses, liabilities or expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against SH Group (including this Section 7.07) and defending itself against any claim (whether asserted by SH Group or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify SH Group promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify SH Group shall not relieve SH Group of its obligations hereunder. SH Group shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and SH Group shall pay the reasonable fees and expenses of such counsel. SH Group need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

                 The obligations of SH Group under this Section 7.07 shall survive the resignation or removal of the Trustee and/or the satisfaction and discharge of this Indenture.

                 To secure SH Group's payment obligations in this Section, the Trustee shall have a Lien prior to the Debentures on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Debentures. Such Lien shall survive the satisfaction and discharge of this Indenture.

                 When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(8) or (9) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

                 The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

SECTION 7.08     REPLACEMENT OF TRUSTEE

                 A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

                 The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying SH Group. The Holders of Debentures of a majority in principal amount of the then outstanding Debentures may remove the Trustee by so notifying the Trustee and SH Group in writing, and may appoint a successor Trustee with SH Group's consent. SH Group may remove the Trustee if:

                 (a)      the Trustee fails to comply with Section 7.10 hereof;

                 (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                 (c) a Custodian or public officer takes charge of the Trustee or its property; or

                 (d)      the Trustee becomes incapable of acting.

                 If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, SH Group shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Debentures may appoint a successor Trustee to replace the successor Trustee appointed by SH Group.

                 If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, SH Group, or the Holders of Debentures of at least 10% in aggregate principal amount of the then outstanding Debentures may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                 If the Trustee, after written request by any Holder of a Debenture who has been a Holder of a Note for at least six months, fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                 If the Trustee fails to comply with Section 7.10, any Holder of a Debenture may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                 A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to SH Group. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Debentures. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, SH Group's obligations under Section
7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09     SUCCESSOR TRUSTEE BY MERGER, ETC.

                 Subject to Section 7.10, if the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10     ELIGIBILITY; DISQUALIFICATION

                 There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

                 This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b). The provisions of TIA Section 310 shall apply to the Company as obligor on the Debentures.

SECTION 7.11     PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY

                 The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein. The provisions of TIA Section 311 shall apply to the Company as obligor on the Debentures.


                                   ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01     OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE

                 SH Group may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Debentures upon compliance with the conditions set forth below in this Article 8.

SECTION 8.02     LEGAL DEFEASANCE AND DISCHARGE

                 Upon SH Group's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, SH Group shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Debentures on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that SH Group shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Debentures, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Debentures and this Indenture (and the Trustee, on demand of and at the expense of SH Group, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Debentures to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal at maturity or Accreted Value, as applicable, premium, if any, and interest and Liquidated Damages, if any, on such Debentures when such payments are due, (b) SH Group's obligations with respect to such Debentures under
Article 2 and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and SH Group's obligations in connection therewith including, without limitation, Section 7.07 hereof, and (d) this
Article 8. SH Group may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03     COVENANT DEFEASANCE

                 Upon SH Group's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, SH Group shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13 and 4.14 hereof with respect to the outstanding Debentures on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Debentures shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Debentures shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Debentures, SH Group may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Debentures shall be unaffected thereby. In addition, upon SH Group's exercise under
Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(5) through 6.01(7) hereof shall not constitute Events of Default.

SECTION 8.04     CONDITIONS TO LEGAL OR COVENANT DEFEASANCE

         The following shall be the conditions to the application of either
Section 8.02 or 8.03 hereof to the outstanding Debentures:

         In order to exercise either Legal Defeasance or Covenant Defeasance:

                 (a) SH Group must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Debentures, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, interest and Liquidated Damages on the outstanding Debentures on the stated maturity or on the applicable redemption date, as the case may be, and SH Group must specify whether the Debentures are being defeased to maturity or to a particular redemption date;

                 (b) in the case of Legal Defeasance, SH Group shall deliver to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) SH Group has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Debentures will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                 (c) in the case of Covenants Defeasance, SH Group shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Debentures will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                 (d) no Event of Default or Default shall have occurred and be continuing on the date of such deposit (other than an Event of Default or Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Sections 6.01(8) or 6.01(9) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

                 (e) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which SH Group or any of its Subsidiaries is a party or by which SH Group or any of its Subsidiaries is bound;

                 (f) SH Group must have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

                 (g) SH Group must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by SH Group with the intent of preferring the Holders of Debentures over the other creditors of SH Group with the intent of defeating, hindering, delaying or defrauding creditors of SH Group or others; and

                 (h) SH Group must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for, in the case of the Officers' Certificate, (a) through (g) and, in the case of the Opinion of Counsel, clauses (a) (with respect to the validity and perfection of the security interest), (b), (c) and (e) of this paragraph relating to the Legal Defeasance or the Covenant Defeasance, as
applicable, have been complied with.

SECTION 8.05 DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS

                 Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee satisfactory to SH Group and the Trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to
Section 8.04 hereof in respect of the outstanding Debentures shall be held in trust and applied by the Trustee, in accordance with the provisions of such Debentures and this Indenture, to the payment, either directly or through any Paying Agent (including SH Group acting as Paying Agent) as the Trustee may determine, to the Holders of such Debentures of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

                 SH Group shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Debentures.

                 Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to SH Group from time to time upon the request of SH Group any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06     REPAYMENT TO COMPANY

                 Any money deposited with the Trustee or any Paying Agent, or then held by SH Group, in trust for the payment of the principal of, premium, if any, Liquidated Damages, or interest on any Debenture and remaining unclaimed for two years after such principal, and premium, if any, Liquidated Damages or interest has become due and payable shall be paid to SH Group on its request or (if then held by SH Group) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a secured creditor, look only to SH Group for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of SH Group as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of SH Group cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to SH Group.

SECTION 8.07     REINSTATEMENT

                 If the Trustee or Paying Agent is unable to apply any United States dollars or non- callable Government Securities in accordance with
Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then SH Group's obligations under this Indenture and the Debentures shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if SH Group makes any payment of principal of, premium, if any, Liquidated Damages, if any, or interest on any Debenture following the reinstatement of its obligations, SH Group shall be subrogated to the rights of the Holders of such Debentures to receive such payment from the money held by the Trustee or Paying Agent.


                                   ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01     WITHOUT CONSENT OF HOLDERS OF DEBENTURES

                 Notwithstanding Section 9.02 of this Indenture, SH Group and the Trustee may amend or supplement this Indenture or the Debentures without the consent of any Holder of a Note:

                 (a)      to cure any ambiguity, defect or inconsistency;

                 (b) to provide for uncertificated Debentures in addition to or in place of certificated Debentures;

                 (c) to provide for the assumption of SH Group's obligations to the Holders of the Debentures in the case of a merger or consolidation pursuant to Article 5 hereof;

                 (d) to make any change that would provide any additional rights or benefits to the Holders of the Debentures or that does not adversely affect the legal rights hereunder of any Holder of the Debenture;

                 (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

                 (f) to evidence, and provide for acceptance of, the appointment of a successor Trustee hereunder.

                 Upon the request of SH Group accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, states that the execution of such amended or supplemental Indenture is authorized or permitted by this Indenture, the Trustee shall join with SH Group in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02     WITH CONSENT OF HOLDERS OF NOTES

                 Except as provided below in this Section 9.02, SH Group and the Trustee may amend or supplement this Indenture (including Sections 4.07 and 4.08 hereof) and the Debentures may be amended or supplemented with the consent of the Holders of a majority in aggregate principal amount of the Debentures then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Debentures), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, Liquidated Damages, if any, or interest on the Debentures, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Debentures may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Debentures (including consents obtained in connection with a tender offer or exchange offer for the Debentures).

                 Upon the request of SH Group accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Debentures as aforesaid, and upon receipt by the Trustee of the documents described in
Section 9.06 hereof, the Trustee shall join with SH Group in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its sole discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

                 It shall not be necessary for the consent of the Holders of Debentures under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof. The calculation of Holders of Debentures so consenting shall be made pursuant to Section 2.09 hereof.

                 After an amendment, supplement or waiver under this Section becomes effective, SH Group shall mail to the Holders of Debentures affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of SH Group to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Debentures then outstanding may waive compliance in a particular instance by SH Group with any provision of this Indenture or the Debentures. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Debentures held by a non-consenting Holder):

                 (a) reduce the aggregate principal amount of Debentures whose Holders must consent to an amendment, supplement or waiver;

                 (b) reduce the principal of or change the fixed maturity of any Debenture or alter the provisions with respect to the redemption of the Debentures, except as provided above with respect to Sections
         4.07 and 4.08 hereof;

                 (c) reduce the rate of or change the time for payment of interest, including default interest, on any Debenture;

                 (d) waive a Default or Event of Default in the payment of Liquidated Damages, or principal of, or premium, if any, Liquidated Damages, if any, or interest on the Debentures (except a rescission of acceleration of the Debentures by the Holders of a majority in aggregate principal amount of the then outstanding Debentures and a waiver of the payment default that resulted from such acceleration);

                 (e) make any Debenture payable in money other than that stated in the Debentures;

                 (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Debentures to receive payments of principal of or premium, if any, or interest on the Debentures;

                 (g) waive a redemption payment with respect to any Debenture (other than a payment required by Section 4.07 or 4.08 hereof); or

                 (h) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions.

SECTION 9.03     COMPLIANCE WITH TRUST INDENTURE ACT

                 Every amendment or supplement to this Indenture or the Debentures shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.04     REVOCATION AND EFFECT OF CONSENTS

                 Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Debenture is a continuing consent by the Holder of a Debenture and every subsequent Holder of a Debenture or portion of a Debenture that evidences the same debt as the consenting Holder's Debenture, even if notation of the consent is not made on any Debenture. However, any such Holder of a Debenture or subsequent Holder of a Debenture may revoke the consent as to its Debenture if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05     NOTATION ON OR EXCHANGE OF DEBENTURES

                 The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Debenture thereafter authenticated. SH Group in exchange for all Debentures may issue and the Trustee shall authenticate new Debentures that reflect the amendment, supplement or waiver.

                 Failure to make the appropriate notation or issue a new Debenture shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06     TRUSTEE TO SIGN AMENDMENTS, ETC.

                 The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. SH Group may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such supplemental indenture and this Indenture, as so amended or supplemented, constitute the valid and binding obligations of the SH Group, enforceable against each of them in accordance with their respective terms (subject to customary and necessary exceptions) and all conditions precedent have been complied with.


                                   ARTICLE 10
                                 MISCELLANEOUS

SECTION 10.01    TRUST INDENTURE ACT CONTROLS

                 If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

SECTION 10.02    NOTICES

                 Any notice or communication by SH Group or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

                 If to SH Group:

                          Steel Heddle Group, Inc.
                          1801 Rutherford Road
                          Greenville, South Carolina  29607
                          Telecopier No.:  (864) 244-4110
                          Attention:  Chief Financial Officer

                 If to the Trustee:

                          United States Trust Company
                            of New York
                          114 West 47th Street
                          New York, New York 10036
                          Telephone No.:  (212) 852-1000
                          Telecopier No.:  (212) 852-1626
                          Attention:  Corporate Trust Department

                 SH Group or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

                 All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                 Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                 If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                 If SH Group mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 10.03 COMMUNICATION BY HOLDERS OF DEBENTURES WITH OTHER HOLDERS OF DEBENTURES

                 Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Debentures. SH Group, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 10.04    CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT

                 Upon any request or application by SH Group to the Trustee to take any action under this Indenture, SH Group shall furnish to the Trustee:

                 (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                 (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 10.05    STATEMENTS REQUIRED IN CERTIFICATE OR OPINION

                 Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

                 (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                 (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                 (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                 (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 10.06    RULES BY TRUSTEE AND AGENTS

                 The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 10.07 NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

                 No past, present or future director, officer, employee, incorporator or stockholder of SH Group, as such, shall have any liability for any obligations of SH Group under the Debentures, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Debenture waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Debentures.

SECTION 10.08    GOVERNING LAW

                 THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE DEBENTURES WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED

THEREBY. IF ANY ACTION OR PROCEEDING SHALL BE BROUGHT BY A HOLDER OF ANY OF THE DEBENTURES OR BY THE TRUSTEE IN ORDER TO ENFORCE ANY RIGHT OR REMEDY UNDER THIS INDENTURE OR UNDER THE NOTES, THE ISSUER HEREBY CONSENTS AND WILL SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE CITY OF NEW YORK. THE ISSUER HEREBY AGREES TO ACCEPT SERVICE OF PROCESS BY NOTICE GIVEN TO IT PURSUANT TO THE PROVISIONS OF SECTION 10.02.

SECTION 10.09    NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS

                 This Indenture may not be used to interpret any other indenture, loan or debt agreement of SH Group or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 10.10    SUCCESSORS

                 All agreements of SH Group in this Indenture and the Debentures shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.


SECTION 10.11    SEVERABILITY

                 In case any provision in this Indenture or in the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.12    COUNTERPART ORIGINALS

                 The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 10.13    TABLE OF CONTENTS, HEADINGS, ETC.

                 The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.


                         [Signatures on following page]

                 IN WITNESS WHEREOF, the parties have executed this Indenture as of the dates set forth opposite each signature block below.


Dated as of May 26, 1998                   STEEL HEDDLE GROUP, INC.


                                           By: /s/ Robert J. Klein
                                               ------------------------------------
                                                   Robert J. Klein
                                                   President

Attest:
Name:
Title:


Dated as of May 26, 1998                   UNITED STATES TRUST COMPANY OF NEW YORK


                                           By: /s/ Christine C. Collins
                                               ---------------------------------------
                                                   Name: Christine C. Collins
                                                   Title: Assistant Vice President

                                   Exhibit A
                              (Face of Debenture)

13.750% [Series A] [Series B] Senior Discount Debentures due 2009

                       No.                      $__________

                       STEEL HEDDLE GROUP, INC.

promises to pay to Cede & Co. or registered assigns, the principal sum of ______________________________________________ Dollars on June 1, 2009

Interest Payment Dates:  June 1 and December 1

Record Dates: May 15 and November 15

                                          Dated: ____________


                                          STEEL HEDDLE GROUP, INC.



                                          By:
                                             --------------------------
                                                   Name:
                                                   Title:


                                          By:
                                             --------------------------
                                                   Name:
                                                   Title:

                                          (SEAL)



This is one of the 13.750% Senior Discount Debentures referred to in the within-mentioned Indenture:

UNITED STATES TRUST COMPANY OF NEW YORK
as Trustee

By:
   ------------------------------

                              (Back of Debenture)

       13.750% [Series A] [Series B] Senior Discount Debentures due 2009

                 [THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OR A DEPOSITORY OR A SUCCESSOR DEPOSITORY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR DEBENTURES IN DEFINITIVE FORM, THIS DEBENTURE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.](1)

                 THIS DEBENTURE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

                 (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (As defined in Rule 144A under the Securities
                          Act) (A "QIB") OR (B) IT HAS ACQUIRED THIS DEBENTURE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT,

                 (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO SH GROUP OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A





----------------------

  (1) This legend is to be included in any global security.

                          TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A,
                          (C) IN AN OFFSHORE TRANSACTION MEETING THE
                          REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO SH GROUP) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND

                 (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS DEBENTURE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

                 AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS DEBENTURE IN VIOLATION OF THE FOREGOING.

                 FOR PURPOSES OF SECTION 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS SECURITY, THE ISSUE PRICE IS $513.37, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $486.63, THE ISSUE DATE IS MAY 26, 1998 AND THE YIELD TO MATURITY IS 13.750% PER ANNUM.

                 Capitalized terms used herein shall have the meanings assigned to them in this Indenture referred to below unless otherwise indicated.

                 1. Interest. Steel Heddle Group, Inc., a Delaware corporation ("SH Group"), promises to pay interest on the principal amount of this Debenture at 13.750% per annum from June 1, 2003 until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. SH Group will pay interest and Liquidated Damages semi-annually on June 1 and December 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Debentures will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Debenture is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding

Interest Payment Date; provided, further, that the first Interest Payment Date shall be December 1, 2003. SH Group shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                 2. Method of Payment. SH Group will pay interest on the Debentures (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Debentures at the close of business on the May 15 or December 15 next preceding the Interest Payment Date, even if such Debentures are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Debentures will be payable as to principal, premium, interest and Liquidated Damages, if any, at the office or agency of SH Group maintained for such purpose within or without the City and State of New York, or, at the option of SH Group, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of, interest, premium and Liquidated Damages, if any, on all Global Notes and all other Debentures the Holders of which shall have provided wire transfer instructions to SH Group or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                 3. Paying Agent and Registrar. Initially, United States Trust Company of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. SH Group may change any Paying Agent or Registrar without notice to any Holder. SH Group or any of its Subsidiaries may act in any such capacity.

                 4. Indenture. SH Group issued the Debentures under an Indenture dated as of May 26, 1998 ("Indenture") between SH Group and the Trustee. The terms of the Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Debentures are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Debentures are unsecured obligations of SH Group limited to $29,250,000 in aggregate principal amount at maturity.

                 5.  Optional Redemption.

                          (a)  Except as set forth in clause (b) of this
Section of this Debenture, SH Group shall not have the option to redeem the Debentures prior to June 1, 2003. Thereafter, SH Group shall have the option to redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of Accreted Value set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on June 1 of the years indicated below:

                          YEAR                                                PERCENTAGE
                          ----                                                ----------

                         2003 . . . . . . . . . . . . . . . . . . . . . . .  106.875%
                         2004   . . . . . . . . . . . . . . . . . . . . . .  104.583%
                         2005 . . . . . . . . . . . . . . . . . . . . . . .  102.292%
                         2006 and thereafter  . . . . . . . . . . . . . . .  100.000%

                          (b)  Notwithstanding the provisions of clause (a) of
this Section of the Debentures, at any time prior to June 1, 2001, SH Group may (but shall not have the obligation to) redeem up to 35% of the original aggregate principal amount at maturity of the Debentures at a redemption price equal to 113.750% of Accreted Value thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date, with the Net Cash Proceeds received by SH Group from one or more of Equity Offerings; provided that at least 65% of the aggregate principal amount at maturity of Debentures originally issued remain outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 60 days of the date of the closing of such Equity Offering.

                          (c)  Notice of redemption will be mailed by first
class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Debentures whose Debentures are to be redeemed at its registered address. If any Debenture is to be redeemed in part only, the notice of redemption that relates to such Debenture shall state the portion of the principal amount thereof to be redeemed. A new Debenture in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Debenture. Debentures in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000, unless all of the Debentures held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Debentures or portions thereof called for redemption unless SH Group defaults in such payments due on the redemption date.

                 6.  Mandatory Redemption.

                 SH Group shall not be required to make mandatory redemption payments with respect to the Debentures.

                 7.  Repurchase at Option of Holder.

                          (a)     Upon the occurrence of a Change of Control,
each Holder of Debentures will have the right to require SH Group to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Debentures pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase or, in the case of repurchase of Debentures prior to June 1, 2003 at a purchase price equal to 101% of the Accreted Value thereof as of the date of repurchase plus Liquidated Damages, if any thereon to the date of purchase (the "Change of Control Payment") on a date (the "Change of Control Payment Date") no later than 60 Business Days after the occurrence of the Change of Control. Within 35 days following any Change of Control, SH Group will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Debentures pursuant to the procedures required by the Indenture and described in such notice, which offer shall remain open for at least 20 Business Days following its commencement, but in any event no longer than 30 Business Days. SH Group will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Debentures as a result of a Change of Control. To the extent that the provisions of any such securities laws or regulations conflict with the provisions of this paragraph, compliance by SH Group with such laws and regulations shall not in and of itself cause a breach of its obligations under such covenant.

                 On the Change of Control Payment Date, SH Group will, to the extent lawful, (1) accept for payment all Debentures or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Debentures or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Debentures so accepted together with an Officers' Certificate stating the aggregate principal amount of Debentures or portions thereof being purchased by SH Group. The Paying Agent will promptly mail to each Holder of Debentures so tendered the Change of Control Payment for such Debentures, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Debenture equal in principal amount to any unpurchased portion of the Debentures surrendered, if any; provided that each such new Debenture will be in a principal amount of $1,000 or an integral multiple thereof. Prior to complying with the provisions of this covenant, but in any event within 30 days following a Change of Control, SH Group will either repay all outstanding Indebtedness of its Subsidiaries (including SH Group) or obtain the requisite consents, if any, under such Indebtedness (including Indebtedness under the Credit Agreement and the Senior Subordinated Notes) to permit the repurchase of Debentures required by this covenant. SH Group will not be required to purchase any Debentures until it has complied with the preceding sentence, but SH Group's failure to make a Change of Control Offer when required or to purchase tendered Debentures when tendered shall constitute an Event of Default. SH Group will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

                          (b)     SH Group will not, and will not permit any of
its Subsidiaries to, engage in an Asset Sale in excess of $1,000,000 unless (i) SH Group (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interest sold or otherwise disposed of and, in the case of a lease of assets, a lease providing for rent and other conditions which are no less favorable to SH Group (or the Subsidiary, as the case may be) in any material respect than the then prevailing market conditions (evidenced in each case by a resolution of the Board of Directors of such entity set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests sold or otherwise disposed of, and (ii) at least 75% (100% in the case of lease payments) of the consideration therefor received by SH Group or such Subsidiary is in the form of cash or Cash Equivalents; provided that the amount of (x) any liabilities (as shown on SH Group's or such Subsidiary's most recent balance sheet or in the notes thereto, but excluding contingent liabilities and trade payables) of SH Group or any Subsidiary (other than liabilities that are by their terms subordinated to the Debentures) that are assumed by the transferee of any such assets and from which SH Group or such Subsidiary are released and
(y) any notes or other obligations received by SH Group or any such Subsidiary from such transferee that are promptly, but in no event more than 30 days after receipt, converted by SH Group or such Subsidiary into cash shall (to the extent of the cash received) be deemed to be cash for purposes of this provision and the receipt of such cash shall be treated as cash received from the Asset Sale for which such notes or obligations were received.

                 SH Group or any of its Subsidiaries may apply the Net Proceeds from each Asset Sale, at its option within 395 days after the consummation of such Asset Sale, (a) to permanently reduce any Indebtedness of any Subsidiary of SH Group (and in the case of any senior revolving indebtedness to correspondingly permanently reduce commitments with respect thereto), (b) to make capital expenditures, to commit to the acquisition of another business or the acquisition of other long- term assets, in each case, in the same or a Related Business, or (c) to reimburse SH Group or its Subsidiaries for expenditures made, and costs incurred, to repair, rebuild, replace or restore property subject to loss, damage or taking to the extent that the Net Proceeds consist of insurance proceeds received on account of such loss, damage or taking. Pending the final application of any such Net Proceeds, SH Group may temporarily reduce Senior Revolving Debt or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5,000,000, SH Group will be required to make an offer to all Holders of Debentures (an "Asset Sale Offer") and to holders of other Indebtedness of SH Group outstanding ranking on a parity with the Debentures with similar provisions requiring SH Group to make a similar offer with proceeds from asset sales, pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Debentures and such other Indebtedness then outstanding, to purchase the maximum principal amount (or accreted value, as applicable) of Debentures and such other Indebtedness, if any, that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase or, in the case of repurchases of Debentures price to June 1, 2003, at a purchase price equal to 100% of the Accreted Value thereof plus Liquidated Damages, if any, as of the date of repurchase, in accordance with the procedures set forth in the Indenture. If the aggregate principal amount at maturity, or Accreted Value, as the case may be (or accreted value, as applicable) of Debentures and such Indebtedness surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Debentures and such Indebtedness to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

                 8. Denominations, Transfer, Exchange. The Debentures are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Debentures may be registered and Debentures may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and SH Group may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. SH Group need not exchange or register the transfer of any Debenture or portion of a Debenture selected for redemption, except for the unredeemed portion of any Debenture being redeemed in part. Also, it need not exchange or register the transfer of any Debentures for a period of 15 days before a selection of Debentures to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

                 9. Persons Deemed Owners. The registered Holder of a Debenture may be treated as its owner for all purposes.

                 10. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Debentures may be amended or supplemented with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Debentures, and any existing default or compliance with any provision of the Indenture or the Debentures may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Debentures. Without the consent of any Holder of a Note, the Indenture or the Debentures may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Debentures in addition to or in place of certificated Debentures, to provide for the assumption of SH Group's obligations to Holders of the Debentures in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Debentures or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act or to evidence and provide for acceptance of, the appointment of a successor Trustee.

                 11. Defaults and Remedies. Events of Default include: (i) default for 30 days in the payment when due of interest on or Liquidated Damages, if any, with respect to the Debentures; (ii) default in payment when due of principal of or premium, if any, on the Debentures when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise; (iii) failure by SH Group to comply with Sections 4.07 and 4.08 of the Indenture, which failure remains uncured for 30 days; (iv) failure by SH Group for 60 days after notice to SH Group by the Trustee or the Holders of at least 25% in aggregate principal amount of the Debentures then outstanding to comply with certain other agreements in the Indenture or the Debentures; (v) default under certain other agreements relating to Indebtedness of SH Group which default results in the acceleration of such Indebtedness prior to its express maturity; (vi) certain nonappealable final judgments for the payment of money that remain undischarged for a period of 60 days; (vii) certain events of bankruptcy or insolvency with respect to SH Group or any of its Significant Subsidiaries. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Debentures may declare all the Notes to be due and payable immediately by notice in writing to SH Group (and to the Trustee if given by the Holders). Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Debentures will become due and payable without further action or notice. Upon any acceleration of maturity of the Debentures, all principal of and accrued interest and Liquidated Damages, if any, on (if subsequent to June 1, 2003) or Accreted Value of and Liquidated Damages, if any, on (if subsequent to June 1, 2003) the Debentures shall be due and payable immediately. Holders may not enforce the Indenture or the Debentures except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Debentures may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Debentures notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Debentures then outstanding by notice to the Trustee may on behalf of the Holders of all of the Debentures waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Debentures. SH Group is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and SH Group is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

                 12. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for SH Group or its Affiliates, and may otherwise deal with SH Group or its Affiliates, as if it were not the Trustee.

                 13. No Recourse Against Others. A director, officer, employee, incorporator or stockholder, of SH Group, as such, shall not have any liability for any obligations of SH Group under the Debentures or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Debenture waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Debentures.

                 14. Authentication. This Debenture shall not be valid until 7authenticated by the manual signature of the Trustee or an authenticating agent.

                 15. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                 16. Additional Rights of Holders of Transfer Restricted Notes. In addition to the rights provided to Holders of Debentures under the Indenture, Holders of Transfer Restricted Notes shall have all the rights set forth in the Registration Rights Agreement dated as of the date of the Indenture, between SH Group and the parties named on the signature pages thereof (the "Registration Rights Agreement").

                 17. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, SH Group has caused CUSIP numbers to be printed on the Debentures and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Debentures or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                 SH Group will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                          Steel Heddle Group, Inc.
                          1801 Rutherford Road
                          Greenville, South Carolina  29607
                          Telecopier No.: (864) 268-3823
                          Attention: Chief Financial Officer

                 SCHEDULE OF EXCHANGES OF DEFINITIVE DEBENTURE

                 The following exchanges of a part of this Global Note for Definitive Debentures have been made:


                                                                                 Principal Amount of
                                                                                this                       Signature of
                                  Amount of decrease in  Amount of increase in   Global Note following   authorized officer of
                                   Principal Amount of    Principal Amount of        such decrease      Trustee or Debenture
            Date of Exchange       this Global Note        this Global Note         (or increase)           Custodian
            ----------------       --------------------  ---------------------  ----------------------  -----------------------


                                Assignment Form

         To assign this Debenture, fill in the form below: (I) or (we) assign and transfer this Debenture to


-------------------------------------------------------------------------------

                 (Insert assignee's soc. sec. or tax I.D. no.)


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)

and irrevocably appoint
                       --------------------------------------------------------
to transfer this Debenture on the books of SH Group. The agent may substitute another to act for him.


Date:




                         Your Signature:
                                        -----------------------------------------------------------------
                                        (Sign exactly as your name appears on the face of this Debenture)

Signature Guarantee.





--------------------
*        Check applicable box.

                       Option of Holder to Elect Purchase

                 If you want to elect to have this Debenture purchased by SH Group pursuant to Section 4.07 or 4.08 of the Indenture, check the box below:

[ ]      Section 4.07                              [ ]      Section 4.08

                 If you want to elect to have only part of the Debenture purchased by SH Group pursuant to Section 4.07 or Section 4.08 of the Indenture, state the amount you elect to have purchased: $___________


Date:                        Your Signature:
     -----------------                      -----------------------------------------------------
                                             (Sign exactly as your name appears on the Debenture)


                                  Tax Identification No.:
                                                         ----------------------------------------


Signature Guarantee.





--------------------
*        Check applicable box.

                                   EXHIBIT B

        CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF DEBENTURES

        Re:  13.750% Senior Discount Debentures due 2009

                 This Certificate relates to $______________ principal amount of Debentures held in * ________ book-entry or *_______ definitive form by ________________ (the "Transferor").

        The Transferor*:


[ ]              has requested the Trustee by written order to deliver in
        exchange for its beneficial interest in the Global Note held by the Depository a Debenture or Debentures in definitive, registered form of authorized denominations in an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

[ ]              has requested the Trustee by written order to exchange or
        register the transfer of a Debenture or Debentures.

[ ]              In connection with such request and in respect of each such
        Debenture, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above captioned Debentures and as provided in Section 2.06 of such Indenture, the transfer of this Debenture does not require registration under the Securities Act (as defined below) because:*


[ ]              Such Debenture is being acquired for the Transferor's own
        account, without transfer (in satisfaction of Section 2.06(a)(ii)(A) or Section 2.06(d)(i)(A) of the Indenture).


[ ]              Such Debenture is being transferred to a "qualified
        institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")) in reliance on Rule 144A (in satisfaction of Section 2.06(a)(ii)(B), Section 2.06(b)(i) or
        Section 2.06(d)(i)(B) of the Indenture) or pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act (in satisfaction of Section 2.06(a)(ii)(B) or Section 2.06(d)(i)(B) of the Indenture.)


[ ]              Such Debenture is being transferred in accordance with Rule
        144 under the Securities Act, or pursuant to an effective registration statement under the Securities Act (in satisfaction of Section 2.06(a)(ii)(B) or Section 2.06(d)(i)(B) of the Indenture).





--------------------
*        Check applicable box.

        [ ]      Such Debenture is being transferred in reliance on and in
        compliance with an exemption from the registration requirements of the Securities Act, other than Rule 144A, 144 or Rule 904 under the Securities Act. An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate (in satisfaction of Section 2.06(a)(ii)(C) or Section 2.06(d)(i)(C) of the Indenture).



                             [INSERT NAME OF TRANSFEROR]


                             By:
                                -----------------------------


                             Date:
                                  ---------------------------





---------------------
*        Check applicable box.